As filed with the Securities and exchange Commission on

                        Registration No. ----------------

================================================================================
                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------
                           TWO THOUSAND AND ONE, INC.
                 (Name of Small Business Issuer in its charter)

Nevada                     737                                (13-4128513.)

(State of Incorporation)   (Primary Industrial             (IRS Employer ID No.)
                           Standard Number)

      George Lasako, President,5 Morningside Road, Staten Island, NY 10302
                                 (718) 351-7273
(Name, address and telephone number of principal executive officer and principal place of business)

--------------------------------------------------------------------------------
          Daryl Rasmussen, 1212 Hope Ranch Lane Las Vegas, Nevada 89134
                  (Name, and  address of Agent for Service)

--------------------------------------------------------------------------------
                                   copies to:
 James C. Jones, Esq., Manuel & Jones, P.C. Attorneys At Law, 230 Park Avenue,
               Suite 1000, New York, New York 10169 (212) 808-6584

     Approximate date of proposed sale to public: As soon as possible after this registration statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement of the earlier registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box: [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


                                        Proposed     Proposed
Title                                   Maximum      Maximum
of each class                           offering     aggregate      Amount of
of securities          Amount           price per    offering       Registration
Registered             registered       security     price          fee

================================================================================
Units (2)              800,000 units    $ .50       $  400,000      $100.00
Common Stock (3)(4)    800,000 shs      $1.00       $  800,000      $200.00
Class A warrants (5)   800,000 wts       -0-             -0.            -0

================================================================================
Total                                               $1,200,000      $300.00

(1) Estimated solely for purposes of calculating the registration fee Pursuant to Rule 457(a) based on a bonafide estimate of the maximum offering price.
(2) Consist of one share of common stock at $.001 par value, and one Class A warrant, each exercisable to purchase one share of common stock.
(3) Registration of 800,000 shares of common stock each of which are reserved for Issuance upon exercise of the Class A warrants.
(4) Additional shares of common stock are being registered, pursuant to Rule 416, which may become issuable under the anti-dilution provisions of the warrants.
(5) The maximum number of Class A, redeemable purchase warrants (a maximum of 800,000 wts.) contained in the units being offered. The warrants are immediately detachable and tradable. The Registrant has not assigned a value to the warrants.

--------------------------------------------------------------------------------
     The Registrant will amend this registration statement when necessary to delay its effective date until the Registrant can state that this registration statement is effective under Section 8(a) of the Securities Act or until the date the Securities and Exchange Commission determines that this registration statement is effective.

(Cross Reference Sheet Showing Location in Prospectus of Information Required by
 Items of Form SB-2)

Part I. INFORMATION REQUIRED IN PROSPECTUS


Item No.  Required Items                   Location or Caption
--------------------------------------------------------------------------------

1.        Registration Statement           Front of registration, Outside Front
                                           Cover Of Statement, Outside
                                           Prospectus, and front Cover of
                                           Prospectus
2.        Inside Front and outside back    Inside Front Cover page of Prospectus
          Cover Pages of Prospectus        and Outside Front Cover Page of
                                           Prospectus
3.        Summary Information and Risk     Prospectus Summary
          Factors                          Risk factors
4.        Use of Proceeds                  Use of Proceeds
5.        Determination of Offering Price  Prospectus Summary
                                           Risk Factors
6.        Dilution                         Dilution
7.        Selling Securities Holders
8.        Plan of Distribution             Plan of Distribution
9.        Legal Proceedings                Litigation
10.       Directors, Executive Officers,   Management
          Promoters and Control Persons
11.       Security Ownership of Certain    Principal Shareholders
          Beneficial Owners and Management
12.       Description of Securities        Description of Securities
13.       Interest of Named Experts        Legal Opinion; Experts
14.       Disclosure of Commission         Statement as to Indemnification
          Position on Indemnification
15.       Organization Within Last Five    Management; Certain Transactions
          Years
16.       Description of Business          Business Background
17.       Management's Discussion and      Business- Plan of Operation
          Analysis or Plan of Operation
18.       Description of Property          Business Property
19.       Certain relationships and        Certain Transactions
          Related Transactions             With Management and Others.
20.       Market for Common Stock and      Prospectus Summary;
          Related Stockholder Matters      Market for the
                                           Company's Common Stock
21.       Executive Compensation           Executive Compensation
22.       Financial Statements             Financial Statements
23.       Changes in and Disagreement      Not Applicable
          With Accountants on Accounting
          and Financial Disclosure

     The Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                  Subject to change dated                  2001.

                           Two Thousand and One, Inc.
                                  800,000 Units
     (Each unit consists of 1 share of common stock and 1 Class A redeemable purchase warrant.)

================================================================================

     We are offering a minimum of 100,000 units and a maximum of 800,000 units at $.50 per unit.

- You may exercise the Class A warrant for a 6 month period commencing on the date of this prospectus.

- You are entitled to purchase: one share of common stock at $1.00 per share for each Class A warrant exercised.

-  No public Market exists for the units, common stock and redeemable warrant.

     See "Risk Factors" beginning on p. 9 for a Discussion of facts you should consider before investing. Neither the United States Securities and Exchange Commission nor any state securities commission, has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


================================================================================

                           Per unit
                           Total of         Total of          Total of
                           offering         minimum           maximum
                           offering         offering

Public offering price       $.50            $50,000           $400,000

- We will terminate the offering period on September 30, 2001 unless we extend it for an additional 90 days to December 31, 2001. We may terminate the offering earlier if the 800,000 units are sold before the end of the offering period or if we decide to terminate it earlier.
- We are offering these units directly to you without the assistance of an underwriter. We will receive all the proceeds from the offering, less offering expenses. We will deposit all funds received from investors in a non-interest bearing escrow account. The escrow agent will release the funds to us only if we collect at least $50,000 during the offering period. If we do not sell at least 100,000 units before expiration of the offering period, we will fully refund all funds received from you without interest






               The date of this Prospectus is            , 2001

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................3
RISK FACTORS..................................................................6
HOW YOU CAN GET MORE INFORMATION ABOUT US....................................12
USE OF PROCEEDS..............................................................13
DIVIDEND POLICY..............................................................13
CAPITALIZATION...............................................................13
DILUTION.....................................................................14
BUSINESS.....................................................................17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS..................................................................21
MANAGEMENT...................................................................22
INDEMNIFICATION..............................................................23
CERTAIN TRANSACTIONS.........................................................24
PRINCIPAL SHAREHOLDERS.......................................................24
DESCRIPTION OF UNITS.........................................................25
PLAN OF DISTRIBUTION.........................................................27
LEGAL PROCEEDINGS............................................................27
LEGAL OPINIONS...............................................................28
EXPERTS......................................................................28
FINANCIAL STATEMENT..........................................................29

                               Prospectus Summary

     You should carefully read the entire prospectus including the "Risk Factors" section and the financial statement including the notes.

Two Thousand and One, Inc.

     We are a development stage corporation, focusing on providing direct marketing information and online advertising for brokerage, financial, investment and others securities related corporations seeking to market their goods and services through the Internet. We will compile a list from users of our web-site who will participate in two "Wall Street Fantasy" contests-- the "Wall Street Jungle" contest and the "Mutual Fund"contest. Participation in the Wall Street Fantasy contest will be free. Players in the Wall Street Jungle contest will, upon payment of a fee, participate in real time trading activities for prizes to be determined by us. We engaged the services of a programmer to develop the"Wall Street Fantasy" and the "Wall Street Jungle" contests. (See attached copies of contracts with programmers, Exhibit A.) Additionally, we registered the domain name "The Wall Street Jungle.Com" to be used as our World Wide Web address. (See attached Domain Name Registration, Exhibit B.) The web-site will also include:

    - a CEO Corner where, Chief Executive Officers of certain companies selected by us will be profiled and provide information regarding their companies; and
    -    an information page containing news about public companies.

     In return for participation in the Contests, including the free Wall Street Fantasy contest, we will attempt to obtain the consent of our users to receive corporate advertisements. Their personal information (including names and e-mail addresses) will become part of our user database. Finally, we will begin the direct marketing of our web-site contents to potential advertisers.

     We believe that, by providing contests to our users in return for personal information about their interests and demographics, we can develop large databases of internet users which will have great value to advertisers for Wall Street related direct marketing campaigns.

     Our focus will also be on providing advertising space to stock market related businesses by designing, maintaining and hosting web-sites, at our web-site. As part of these services, we will establish a production unit devoted to designing, maintaining and hosting web-sites on behalf of these wall-street related businesses.

     We intend to translate our activities into revenues by:

(1) selling our web-site hosting design, and maintenance services to potential clients;

(2) selling advertising space to stock market related businesses; and

(3) selling our database of internet users to advertisers interested in using our databases.

     Two Thousand and One was incorporated under the laws of the State of Nevada on July 10, 2000. Our offices are located at 5 Morningstar Road, Staten Island, NY 10306. The telephone number is (718) 351-7293.

The Offering

Units                                       800,000 units (maximum
                                            offering)
                                            400,000 Units (minimum
                                            offering)

Common Stock to be outstanding
after this Offering                         4,706,000 shares (maximum
                                            offering)
                                            4,006,000 shares (minimum
                                            offering)

Use of Proceeds
(maximum or minimum offering)               working capital and
                                            other
                                            general corporate
                                            purposes
                                            including advertising

     Each unit contains one share of common stock and one Class A redeemable common stock purchase warrant which entitles the holder to purchase one share of Common stock at a price of $1.00 per share.( See "Description of Units".)

     We are offering the units directly to the public without using an underwriter. The offering is made on a "best efforts all or none" basis with respect to the first 100,000 units and on a "best efforts only " basis with respect to the remaining 700,000 units. Investors must make full payment for their purchases by check made payable to:" Olde Monmouth Transfer Agent, as escrow agent for Two Thousand and One, Inc." at 77 Memorial Pkwy., Suite 101 Atlantic Highlands, NJ 07716.

Summary of Financial Data

     You should read the following financial data in conjunction with "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and the financial statements and notes to the financial statements found elsewhere in this prospectus. We have derived the summary of operating data from June 1, 2000 (inception) to December 31, 2001 and the summary of balance sheet for the same period from our audited financial statements found elsewhere in this prospectus. The pro-forma summary of balance sheet data takes into account the minimum 100,000 units offered in this offering at an initial offering price of $.50 per unit, and the application of the net proceeds that we will receive, less expenses of the offering. To arrive at the net loss per share of common stock in the summary of operating data, we used the weighted average of the shares outstanding during the period June 1, 2000 (inception) to December 31, 2001. To compute the book value per share of common stock found in the summary of balance sheet data, we used 4,006,000 shares (the minimum number of shares outstanding after the completion of the offering) as the amount outstanding.

From Inception (December 31, 2000 through December 31, 2001)
SELECTED FINANCIAL INFORMATION

Summary Operating Data:
                           Year ended          Inception to         Inception to
                           December 31,        December 31,         December 31,
                           2001                2000                 2001
                           -----------------------------------------------------

Revenues                   $   -0-             $   -0-               $   -0-

Costs and expenses:

Rent                         16,350              15,000                 31,350
Legal fees                    4,000              33,000                 37,000
Accounting fees               1,050               2,500                  3,550
Other                         1,585               1,923                  3,507
                           -----------------------------------------------------

Total Expenses               22,985              52,423                 75,408
                           -----------------------------------------------------
Net loss                   $(22,985)           $(52,423)             $ (75,408)
                           -----------------------------------------------------
Basic net loss per share   $ (0.007)           $ (0.016)             $  (0.022)
                           =========           =========             ==========
Weighted average
number of
shares outstanding         3,309,856          3,309,856              3,309,856
                           =========          =========              =========

Summary Balance Sheet data:

                             Minimum Shares Issued

                                                (Unaudited)
                           Actual               Proforma
                           December 31,         December 31,
                           2001                 2001
                           ---------------------------------

Working capital            $(45,603)            $(4,397)
Property and equipment          --                  --
Other assets                  3,979              53,979
Total liabilities            49,582              22,677
Deficit accumulated during
 Development stage          (75,408)              4,446
Shareholders, equity
Per Share of
Commmon Stock              $(0.012)             $0.001

                                  RISK FACTORS

We have limited resources, have sustained losses since our inception and expect to continue to do so.

     We had working capital deficiency of $45,603 and $22.618 as of December 31, 2001 and 2000, respectively. We had incurred losses totaling approximately $75,408 , over the period from inception of operations on June 1, 2000 to December 31, 2001. The losses for the year ended December 31, 2000 was $22,985. We are dependent upon the proceeds of this offering to implement our business plan. Since we are in the developmental stage and have no share of the Internet market, we may incur losses for a long time.

We have a short operating history upon which you can judge our prospects.

     We are a recently organized company and have no significant operating history or operating revenues. In order to be successful, we must attract a significant number of users to the information and content delivered through our web-site and generate significant advertising and e_commerce revenues.

     Specifically, as an early stage entity in the rapidly evolving market for Internet services, we will face numerous risks and uncertainties including our ability to:

-   anticipate and adapt to changing Internet technologies;
- attract a substantial number of Internet users to the content and information delivered through our web-site;
-   generate significant advertising and e_commerce revenues;
-   develop an advertising sales force;
-   implement sales and marketing initiatives;
-   offer compelling content;
-   attract, retain and motivate qualified personnel;
-   respond and adjust to actions taken by competitors;
- build an operations and technical infrastructure to effectively manage growth; and
-   integrate new technologies and services.

     We have a major task ahead of us and may not be successful in achieving our goals.

Since we are new and small, we face significant competition from established Internet and telephone service providers and others.

     The Internet industry is, and you can expect it to remain, highly competitive for the following reasons, among others:

-   there are no substantial barriers to entry into this arena;
-   the number of businesses competing for users;
- the spending of Internet advertisers and e_commerce marketers has increased significantly; and industry consolidation.

     We expect that this increased competition will result in:

-   less usage of our services;
-   price reductions for advertising inventory; and
-   reduced margins or loss of market share,

     If any of these factors occur, they would obviously have a negative effect on our business, results of operations and financial condition.

     Our competitors include:

-   Internet retrieval companies, such as Nexis
- search engines and other Internet "portal" companies such as Excite and Yahoo;
-   Yahoo Investment Challenge monthly games;;
- $100,000 Fantasy Money Game where trades are made and cash prizes awarded monthly;
- Virtual Stock Exchange where various traders give advice, analysis, and financial planning; and;
-   Fanta Stocks where participants buy or sell stocks on 12 exchanges..

     Many of our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. This may allow them to devote greater resources than we can to the development and promotion of their services.

     These competitors may also engage in more extensive research and development, undertake more far_reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, distribution partners, and advertisers and e_commerce partners. Our competitors may develop services that are equal or superior to Two Thousand and One or that achieve greater market acceptance than ours.

     In addition, we will compete with television, radio, cable and print (i.e. the traditional advertising media) for a share of advertisers' total advertising budgets. Advertisers may perceive the Internet or our services to be a limited or ineffective advertising medium, and they may be reluctant to devote a significant portion of their advertising budgets to Internet advertising, in general, or to advertise with us, in particular.

We need to grow and manage our growth to become profitable.

     If we do not grow, we will probably not become profitable. However, if we grow, develop and increase the size of our business, the demands on our operational systems will also increase. We will be required to further develop our operational and financial systems and managerial controls and procedures. We will also then need to expand, train and manage a team of staff. We do not currently have the resources for this type of expansion and may not be successful in our expansion efforts. Accordingly, we will limit or even entirely negate our chances to be profitable if we do not grow or if we cannot manage our growth.

We are understaffed and we may not be able to accomplish our goals unless we get additional help.

     We are currently understaffed and have only three employees-our sole officers, George Lasako, Chairman of the Board and President, Lawrence Henry, Vice-President and Michael Lasako, the son of George who is the Treasurer/Secretary. If we raise the money from the offering, our plan is to retain the services of independent contractors and/or outside consultants, for the foreseeable future, rather than to hire additional employees. We may not be able to attract qualified individuals to join us. Obviously, Mr. G. Lasako, Mr. Henry and Mr. M. Lasako as the only full-time employees, will have so many responsibilities. We can expect that our performance may suffer and effect our chances of success.

If we lose the services of Mr. Lasako our chances of success will be diminished.

     We are heavily dependent on the efforts of Mr. G. Lasako, Mr. Henry and Mr.
M. Lasako. Except for Mr. G. Lasako, the other officer, Mr. Henry and Mr. M. Lasako, do not have any significant experience in the Internet industry. The loss of the services of any of these individuals, especially Mr. G. Lasako, would be devastating to our plans and significantly diminish our chances of success. Currently, we do not have any employment agreements with any of our officers and other personnel and we do not have key man insurance coverage on Mr. G. Lasako or the others.

If the growth of the Internet slows down, we will not be as profitable as we currently project.

     Our future success is substantially dependent on the continued growth in the use of the Internet. The Internet is relatively new and is rapidly changing. Our business would be adversely affected if Internet usage does not continue to grow. This usage may be inhibited for a number of reasons, such as the Internet infrastructure not being able to support the demands placed on it, or its performance and reliability may decline as usage grows. Similarly, an adverse affect may be caused by privacy concerns, or by security and authentication concerns with respect to transmission over the Internet of confidential information, such as credit card numbers, and attempts by unauthorized computer users to penetrate online security systems.

     If the Internet industry slows down, we will experience a lower than expected number of Internet users using our services. This slow down would in turn decrease the attractiveness of our direct marketing of our web-site contents to potential advertisers and result in a reduction in revenues derived from advertising. In addition, an Internet industry slow down would result in a reduction in the number of Wall Street related direct marketing advertisers requiring Internet services and therefore reduce the revenues we receive by providing Internet services to these advertisers.

In order to keep up with technological advances, we may have to incur additional costs to modify services or infrastructure.

     Our market is characterized by rapidly changing technologies, evolving industry standards, frequent new service introductions and changing customer demands. To be successful, we must adapt to a rapidly evolving market by continually enhancing our infrastructure, content, information and services to fulfill our users' needs. We could incur additional costs if it becomes necessary to modify services or infrastructure in order to adapt to these or other changes affecting providers of Internet services. Our business, results of operations and financial condition could be materially adversely affected if we incur significant costs to adapt, or if we cannot adapt, to these changes.

Because the Internet is relatively new and is not established as an advertising medium, actual advertising revenues may be lower than our projections indicate.

     In the future, we expect to generate a significant amount of our revenues from Internet advertising. The Internet advertising market is new and rapidly changing. We are not able to gauge our effectiveness as compared to traditional advertising media. Most of our potential advertising and e_commerce partners have little or no experience using the Internet for advertising purposes and they have allocated only a limited portion of their advertising budgets to Internet advertising. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. Advertisers who have traditionally relied upon other advertising media may be reluctant to advertise on the Internet. Such customers may find Internet advertising to be less effective than traditional advertising media for promoting their products and services. Widely accepted standards have not been set by the industry to measure the effectiveness of Internet advertising or to measure the demographics of the our user base. If such standards do not develop, advertisers may not choose to advertise on the Internet. Furthermore, advertisers and e_commerce marketers may choose not to advertise with us or only be willing to pay less for our advertising if they do not perceive our audience(s) to be valuable. This choice by advertisers could have a material adverse effect on our business, results of operations, and financial condition. In addition, standards for advertising rates on the Internet have not been determined. It is difficult to predict which, if any, pricing models for Internet advertising will emerge. Accordingly, it is difficult for us to project future advertising rates and revenues, if any. Finally, "filter" software programs that limit or prevent advertising from being delivered to an Internet user's computer are available. Widespread use of such software could adversely effect the commercial viability of Internet advertising.

The impact of governmental regulation may increase our costs and impede our growth.

     There is an increasing number of laws and regulations pertaining to the Internet. In addition, a number of legislative and regulatory proposals are under consideration by federal, state, local and foreign governments and agencies. Laws or regulations may be adopted with respect to:

- the Internet relating to liability for information retrieved from or transmitted over the Internet;
-   online content regulation;
-   user privacy;
-   taxation; and
-   quality of products and services.

     Moreover, the applicability to the Internet of existing laws governing issues such as intellectual property ownership and infringement, copyright, trademark, trade secret, obscenity, libel, employment and personal privacy is uncertain and developing. Any new legislation or regulation, or the application or interpretation of existing laws, may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition.

We may be liable for information retrieved from our web-sites and the Internet.

     Users may access contents on our web-site, Wall Street Jungle.Com, or the web-sites of our future partners. Those contents may then be downloaded by users and transmitted to others over the Internet. This users transmittal of contents found on our web-site could result in claims against us based upon a variety of theories, including defamation, obscenity, negligence, copyright or trademark infringement or other theories based upon the nature, publication and distribution of this content. These types of claims have been brought, sometimes successfully, against providers of Internet services in the past. We could also be exposed to liability with respect to third party content that may be posted by users in chat rooms or message boards. It is also possible that if any information, including information deemed to constitute professional advice such as legal, medical, financial, or investment advice, provided on Wall Street Jungle.Com. contains errors or false or misleading information, third parties could make claims against us for losses incurred in reliance upon such information. In addition, our web-site will contain annotated links to other web-sites. As a result, we may be subject to claims alleging that, by directly or indirectly providing links to other web-sites, we are liable for copyright or trademark infringement or wrongful actions of third parties through their respective web-sites. While we will attempt to reduce our exposure to potential liability, the enforceability and effectiveness of such measures are uncertain. Even to the extent that such claims do not result in liability to us, we could incur significant costs in investigating and defending against such claims. Potential liability for information disseminated through us could lead us to implement measures to reduce our exposure to such liability, which may require the expenditure of substantial resources and limit the attractiveness of our service to users.


If we do not develop an effective sales force, we may not generate significant revenues or become profitable.

     We currently have one employees and no sales team. In order to grow, we must develop an internal advertising sales team and a production unit devoted to designing, maintaining and hosting web-sites on behalf of Wall Street related businesses. Our ability to do so successfully involves a number of factors. They include:

- the competition in hiring and retaining advertising sales and web-site designer personnel,
- our ability to integrate and motivate advertising sales and design personnel and
- the length of time, it takes for new advertising sales and design personnel to become effective.

     Our failure to develop and maintain an effective advertising sales and design team would certainly have a negative effect upon our business prospects.

Our services are susceptible to disruptive problems, failures and damages to our systems.

     The technical performance of our network, software and hardware systems is critical to our business and reputation, and to our ability to attract users, advertisers and e_commerce partners. Any network, software or hardware systems failure, including computer viruses, electronic break_ins or other similar disruptions and failure, that causes an interruption in our service or a decrease in our responsiveness could result in reduced usage and reduced revenue. These failures could negatively effect our reputation and operations. We must be able to accommodate a high volume of traffic and may experience slower response times for a variety of reasons. An increase in volume of users accessing Wall Street Jungle.Com. could lead to systems failures or slower response times and ultimately reduce advertising revenues. Our users may become dissatisfied by any system failure that interrupts our ability to provide services to them. In addition, our users will depend on third parties such as Internet service providers, online service providers, and other web-site operators for access to Wall Street Jungle.Com. Each of these providers has experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems in the future. Moreover, the Internet infrastructure, in general, may not be able to support continued growth in its use. These are factors, events and occurrences over which we have no control. Yet, they can have a negative impact on our business.

Since no one is obligated to purchase the units, we cannot be certain that even the minimum offering will be sold.

     No person or entity, including us or our officers and directors, has committed to purchase any of the units. So there is no assurance that we will be successful in selling the units. The offering period will terminate on April 30, 2002 unless we extend it for an additional 90 days to July 31, 2002 We can terminate the offering earlier if the 800,000 units are sold before the end of the offering period, as extended, or if we decide to terminate it earlier. We are making this offer on a "best effort all or none" basis for the first 100,000 units and on a "best effort" basis only for the remaining 700,000 units. Your moneys will be deposited in an escrow account. If we do not sell at least 100,000 units by April 30, 2002, or by the extended date of -July 31, 2002, your moneys will be refunded without interest. In that case, you may not have use of your moneys for up to 180 days. If we sell only the minimum offering of 100,000 units, we will receive net proceeds of approximately $50,000. If we receive only that amount, or insignificantly more, it is likely that we will need further financing in the near future. We may not be able to obtain this financing at reasonable terms or even at all.

Since we are attempting to sell the units without the aid of an underwriter, our chances of success are reduced and you do not have an underwriter's expertise to evaluate us.

     We are not experienced in the business of selling securities. We may, therefore, not be able to complete the minimum offering. In addition to providing selling expertise, an underwriter is also required to conduct a "due diligence" evaluation of any company whose securities it underwrites. In this situation, there is no underwriter, and no one is providing due diligence evaluations on your behalf.

Management and principal shareholders have complete control over our company and investors may not have an effective voice in the management of our company.

     If we complete the minimum offering, our current management and principal shareholders will own approximately 99% of the outstanding shares of our common stock. Similarly, if we complete the maximum offering, they will own approximately 83% of the outstanding shares of our common stock.. accordingly, in either case, they will be able to control the management policies and conduct of our business.

Shares eligible for sale after the offering is completed could negatively affect our stock prices.

     The prevailing market price of our units, common stock and warrant after we complete the offering could be adversely affected by sales of common stock by the holders of our common stock already outstanding, or the perception that these sales may occur.

     All of the 3,906,000 shares of our outstanding common stock are "restricted securities", and, after being held for a period of one year, may be sold in compliance with Rule 144 of the Securities Act. Rule 144 provides, in essence, that a person after holding "restricted securities" for a period of one (1) year, may sell an amount that does not exceed:

- more than one percent of the Company's shares then outstanding within any three month period, (i.e. one percent would equal 39,060 shares as of the date of this Prospectus, 40,000 shares immediately after the successful completion of the minimum offering, and 470,000 shares immediately after the successful completion of the maximum offering. (This one percent calculation does not include any exercise of the redeemable purchase warrant offered by
    us); or
- the average weekly trading volume during the four (4) weeks before any sale under Rule 144.

     Further, under Rule 144, the amount of "restricted securities" which a person, who is not an affiliate of our company, may sell is not limited when his or her shares are held for over two (2) years.

     If the sale of our shares under Rule 144 has a depressive effect upon the market price of our securities, we could have difficulty in raising additional capital through the issuance of more securities. Finally, the exercise of the warrant, may also have a depressive effect upon the market price of the our common stock, should one exist.

You may not be able to sell our securities unless a public market develops for them.

     Prior to this offering, there has been no public market for any of our securities and we are not certain that an active trading market for the securities offered will develop or be sustained after this offering. We anticipate that, after we complete the offering, the units, common stock and redeemable purchase warrant will be eligible for listing on the NASD Over_the_Counter Electronic Bulletin Board. If for any reason, however, our securities are not eligible for continued listing or a public trading market does not develop, you may have difficulty selling your securities should you desire to do so. If we are unable to satisfy the requirements for quotation on the Bulletin Board, trading, if any, in our securities would be conducted in the over_the_counter market in what are commonly referred to as "pink sheets". As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

We determined our own unit prices and the exercise prices for the warrant.

     On our own, we determined the initial public offering price of the units, as well as the exercise price of the warrant using a number of factors. We considered our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in activities similar to ours and the general conditions of the securities market. They are not predictive of the market price for the units, common stock or the redeemable purchase warrant in the trading market after this offering. You should be aware that the market price of the securities may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations__ especially the securities of internet related companies.

Our securities are referred to as "penny stocks" which are not perceived favorably in the market place.

     The SEC has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities may become subject to rules that impose additional sales practice requirements on broker_dealers who sell such securities to persons other than established customers and accredited investors (generally those with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker_dealer who sells our securities in the secondary market must:

- make a special suitability determination for the purchase of such securities;
- have received the purchaser's written consent to the transaction prior to the purchase;
- deliver to the purchaser, prior to the transaction, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market;
- disclose to the purchaser the commission payable to the broker_dealer and the registered representative;
-   provide the purchaser with current quotations for the securities;
- if the broker_dealer is the sole market maker, he must disclose that fact to the purchaser and his presumed control over the market; and
- provide the purchaser with monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Consequently,   the  "penny  stock"  rules  may  restrict  the  ability  of broker_dealers to sell our securities in the secondary market, if one is formed.

Our management has broad discretion over the use of the proceeds raised in the offering.

     We intend to use all of the net proceeds of the offering (either minimum or maximum) for working capital and general corporate purposes. Accordingly, our management will have broad discretion as to the application of such proceeds. In this regard, a portion of the funds allocated to working capital will be utilized to pay the salaries of our officers and you will not know if, when, or how often their salaries will be increased. We do not plan to enter into employment contracts with our officers at this time. Accordingly, their salary increases, if any, cannot be predicted.

You cannot exercise the warrant if we do not have a current prospectus.

     The warrant is exercisable only if a current prospectus is then in effect, and only if such shares are qualified for sale under applicable state securities laws of the states in which the redeemable purchase warrant holders reside. As of the date of this prospectus, our units, common stock and warrant have been qualified in the State of New York only. Accordingly, residents of only New York (or non_U.S. residents) can currently exercise the warrant.

Our redemption of the warrant may force holders to make an investment decision before they are ready.

     Commencing on the date of this Prospectus, the warrant is subject to redemption. If we decide to redeem the warrant, holders will lose their rights to purchase shares of common stock issuable upon exercise unless the warrant is exercised before it is redeemed. Holders may be forced to make an investment decision regarding their warrant before they are ready to do so if we send a notice of redemption. Although it is not our intention to do so, we can send the notice when our prospectus is not current. Holders would then not be able to exercise the warrant even if they desired to do so.


                   HOW YOU CAN GET MORE INFORMATION ABOUT US.

     Two Thousand and One does not presently file reports or other information with the SEC. However, following completion of the minimum offering, we will distribute to stockholders at fiscal year end on each December 31st, annual reports containing financial statements that have been audited and reported upon, with an opinion expressed by an independent public accountant and other information as may be required by law. In this regard, upon the completion of
the  minimum  offering  herein,   we  will  be  subject  to  the   informational
requirements of the Securities Exchange Act and are required to file reports, proxy statements and other information with the SEC.

     The reports, proxy statements and other information that we will file will be available for inspection and copying (for a specified fee) at the SEC's public reference room located at Room 1024, 450 Fifth Street, NW, Washington, D.C. 20549, and the public reference facilities in the SEC's Northeast Regional Office, New York, New York 10048; and its Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 2400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the SEC's Public Reference Section, 450 Fifth Street, NW, Washington, D.C. 20549 upon payment of the fees prescribed by the SEC. Please call the SEC at 1_800_SEC_0330 for more information on the operation of its Public reference Rooms. The SEC also maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. This Web Site can be accessed at http: /www.sec.gov.


                                 USE OF PROCEEDS

     We will receive net proceeds of $50,000 if we are successful in completing the minimum offering, and $400,000 if we are successful in completing the maximum offering. If we are successful in completing either the minimum or maximum offering, we intend to use the net proceeds thereof for working capital and other general corporate purposes, including advertising. We may also use a portion of the proceeds for strategic alliances and acquisitions. We have not yet determined the amount of net proceeds to be used specifically for each of these purposes. Therefore, our management will have significant flexibility in applying the net proceeds of either the minimum or maximum offering. We anticipate applying the proceeds of this offering as soon as they are available (i.e. completion of the minimum offering) and continuing over the following 12 months. We believe that the proceeds of the maximum offering will be sufficient to satisfy our requirements over this period without the necessity of obtaining additional funds. However, we believe that if only the minimum offering is completed, additional funds may be required which may not be available to us, or, if available, not on reasonable terms. In addition, if we experience a change in circumstances or business conditions we may need additional financing even if the maximum offering is completed. Finally, any proceeds which we receive from the exercise of the warrant shall be applied to working capital.


                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

                                 CAPITALIZATION

     We are currently authorized to issue 10,000,000 shares of common stock. As of today, we have issued, 3,906,000 shares of common stock, for a total capital contribution of $29,954. The following table shows the number of issued and outstanding shares of common stock as of the date of this prospectus and which will be outstanding in the event of the successful completion of both the minimum and maximum offerings:

Shares Outstanding                              3,906,000

Shares to be outstanding
in the event of the successful
completion of the minimum
offering-                                       4,006,000

Shares to be outstanding
in the event of the successful
completion of the maximum
offering                                        4,706,000

     This table does not reflect the effect that the possible exercise of the warrant will have. Each share of our common stock has equal, noncumulative voting rights and participates equally in dividends, if any. The common stock has no sinking fund provisions applicable to it. The shares are fully paid for and nonassessable when issued. Except for the warrant offered herein, there are no outstanding options, warrants, or rights to purchase any of the securities of the Company and we do not plan to issue any.

     The following table sets forth our capitalization at December 31, 2000, on an actual (audited) basis and on a pro forma basis (unaudited) after giving effect to the minimum offering herein (assuming no exercise of the warrant). This table should be read in conjunction with our financial statements and notes, as well as "Summary Financial Data", appearing elsewhere in this
Prospectus:

                             (Audited)        (Unaudited)          (Unaudited)
                             Actual                                Pro Forma
                             December 31,      Pro Forma            December 31,
                             2001              Adjustment             2001
                             ---------------------------------------------------
Debt:
Short-term debt              $ 49,582                               $49,582
Long-term debt                    --                --                  --

Shareholders' equity:
Common stock                    3,906               100               4,006
Additional paid-in capital     25,948            49,900              75,848
Deficit accumulated during
 Development stage            (75,408)                              (75,408)
                             ---------------------------------------------------
Shareholders, equity          (45,554)           50,000               4,446
Less subscriptions
   Receivable                     (49)                                  (49)
                             ---------------------------------------------------
Shareholders' equity          (45,603)           50,000               4,397
                             ---------------------------------------------------
Total capitalization         $(45,603)          $50,000              $4,397
                             =========          =======              =======

                                    DILUTION

     Our net tangible book value as of December 31, 2000, (based upon the 3,906,000 shares outstanding) was approximately $0.003 per share of common stock. Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the total number of outstanding shares of common stock at December 31, 2000. If we assume the sale of the minimum number of units offered, 100,000, the pro forma net tangible book value per share as of September 30, 2001 would be approximately $0.009. This would result in an immediate dilution to new shareholders (i.e. the difference between the purchase price of $0.50per share, assuming no value assigned to the warrant, and the net tangible book value per share after the minimum offering) of $0.009 per share, or approximately 98% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $.0.012 per share.

     Alternatively, if we assume the sale of the maximum number of units being offered, 800,000, the pro forma net tangible book value per share as of December 31, 2001 would be approximately $0.082 This would result in an immediate dilution to new shareholders of $0.418 per share, (i.e. the difference between the purchase price of $0.50 assuming no value assigned to the warrant, and the net value per share after the minimum offering of $0.082 per share) or approximately 84% of the purchase price, and an increase in the net tangible book value to the present shareholders, at no additional cost to them, of approximately $0.085 per share.

     The following table illustrates this per share dilution under both the minimum and maximum offerings, assuming receipt of the net proceeds of both and no value being assigned to the warrant:

                        Issuance of Minimum 100,000 share
                        ---------------------------------
                                   (Audited)       (Unaudited)      (Unaudited)
                                    Actual                           Pro Forma
                                   December31,     Pro Forma        December 31,
                                   2001            Adjustment       2001
                                   ---------------------------------------------

Shares outstanding                 3,906,000         100,000        4,006,000
Net tangible book value
  Per share                        $ (0.12)          $0.50          $0.001
Dilution amount to new
   shareholders                                                     $(0.499)
Percentage dilution to
   New shareholders                                                 (99.78%)
Increase in net tangible
 Book value to the
  Present shareholders                                                0.013

                        Issuance of Maximum 800,000 share
                        ---------------------------------
                                   (Audited)       (Unaudited)      (Unaudited)
                                    Actual                           Pro Forma
                                   December31,     Pro Forma        December 31,
                                   2001            Adjustment       2001
                                   ---------------------------------------------
Shares outstanding                 3,906,000         800,000        4,706,000
Net tangible book value
  Per share                        $ (0.012)         $0.50           $0.075
Dilution amount to new
   shareholders                                                      $(0.425)
Percentage dilution to
   New shareholders                                                  (84.94%)
Increase in net tangible
 Book value to the
  Present shareholders                                                 0.087


                                           Minimum              Maximum
                                           Offering             Offering

Public offering price                      $0.50                $0.50
Net tangible book value
 Per share as of December
 31, 2000 ( Audited)                       (0.012)              (0.012)

Pro forma increase per
 Share attributable to new
 Shareholders                               0.013                0.087

Pro forma net tangible book value
 Per share (Unaudited)                      0.007                0.075

Dilution per share to new shareholder       0.493                0.425

     The following tables summarize, as of June 30, 1999, the number of our shares previously purchased, the total consideration and the average price per share paid by existing stockholders and to be paid by purchasers in the minimum and maximum offering, assuming that no value is attributed to the warrant:


             Pro forma Minimum Offering (100,000 Units) Un audited

                                                  % of
            Total             % of                Capital    Capital Price
            Shares            Total               Cash       Cash Per
            Purchased        Shares    Contrib.   Contrib.   Share

================================================================================
New Share-
holders(l)    100,000          1%      $ 50,000     78%       $0.50
Old Share
holders     3,906,000         99%        13,805     22%       $0.004

================================================================================
Total/Avg   4,006,000        100.0%    $ 63,805    100.0%     $0.020.07

                   Pro Forma Maximum Offering (800,000 Units)

================================================================================
New Share
holders       800,000         17%      $400,000     97%       $0.50

Old Share
holders     3,906,000         83%        13,805      3%       $0.008

================================================================================
Total      4,706,000         100.0%    $415,805    100.0%     $0.091

                                    BUSINESS

     Incorporated on July 10, 2000, we are a development stage corporation. Our objective is to become one of the internet's leading direct marketers and providers of Internet services to Wall Street related businesses. The key element of our strategy is the compiling of databases of marketing information about Internet users. To compile the database, we will provide free contests, contests with entry fees required for real time trading, information and free services, such as Internet-based news, newsletters and profiles of Chief Executive officers of selected businesses, to Internet users in return for their personal information such as names and e-mail addresses. The free newsletters, and the free informational items such as special reports on various CEO's and topics of interest to users will be supplied by advertisers and paid for out of a portion of the proceeds from our direct marketing campaigns.

     The users receiving the services will be asked to consent to the use of their personal information for direct marketing purposes. We believe we can develop large databases of information about Internet users including their interests and various demographic information which would be of great value to advertisers. Using our compiled database, we then intend to conduct Internet_based direct marketing programs on behalf of advertisers. The direct marketing will consist of presenting online advertisements to users in our database who have consented to receive specific information about products and services. If the users are interested in the advertisements presented to them, they will be asked to respond to the advertisers by e-mail. Our primary source of revenues will be the fees charged to advertisers for providing these direct marketing services.

     As an additional source of revenue, we are also developing our capability to provide Internet_web-site hosting and related services to Wall Street related businesses or businesses which are independently owned and operated and which are not dominant in their field of operation. Services to Wall Street related businesses include:

-   designing web-sites,
-   updating and maintaining their web-sites;
-   producing and editing informational or advertising videos; and
-   hosting their web-sites on our servers for accessing by internet users.

     For the period from July 10, 2000 through the present, our activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of our organizational and technical infrastructure. As our business develops, we expect revenues to come partly from sales of advertising and direct marketing opportunities on our web-sites and partly from the sale of internet services to Wall Street related businesses.

Industry overview.

     The internet is a rapidly growing global computer network for collecting and exchanging information, communicating, and conducting business. The growth of this computer network is driven by inexpensive web access, inexpensive web-site production costs, and businesses wishing to capitalize on the potential revenues which may result from effective advertising.

Effective internet advertising requires the targeting of specific audiences who consent to be the recipients of specific information about products.

     We intend to conduct direct marketing to only those users in our databases who have expressly consented to receive specific information about products from advertisers. The internet allows advertisers to target specific audiences, based on their personal information and interests. The effectiveness of internet advertising efforts can be monitored by the number of times an ad is viewed and counting the number of people who respond to the ad. We believe that internet advertising will become more effective as more personal information about internet users is gathered. We also believe that the problem to date with Internet advertising is that there are very few companies who understand how to conduct effective online direct marketing programs for advertisers. We believe that our strategy of first compiling a database of Internet users who consent to the receipt of specific information from advertisers is essential to the development of an effective direct marketing programs for advertisers. By marketing to users who have requested specific marketing information, we will deliver quality marketing information and programs to our advertisers targeted at specific audiences. In this way, we enhance the effectiveness of our direct marketing programs.

Internet users demand quality information and service.

     A vast amount of information is being added to the Internet every day and the quality of this information is often low. We believe that high quality information will have a high perceived value to Internet users. By providing this information free of charge, we believe Internet users will have an incentive to access it, and voluntarily provide their personal information such as names and email addresses. This information, in turn, can then be added to our databases ultimately to be used to conduct direct marketing programs. We also believe that we can provide free services to Internet users, such as information delivery via e-mail, in return for users' personal information.

Small businesses demand quality web services.

     Our management believes that as the web expands and develops, there will be an increasing number of small businesses who require web services _ be they production for the web, web-site design, or web-site hosting. We believe that there is substantial demand for these services, and that such demand will continue to grow in the coming years as more and more small businesses seek to develop a presence on the web for themselves.

We are taking the following specific actions necessary to achieve our business goals.

     Our objective is to become one of the internet's leading direct marketers. We also intend to deliver internet services to small businesses. We believe we can develop large databases of information about internet users including their interests and various demographic information which is of use to advertisers. We expect that internet users will find the site highly useful, and will provide us with their personal information in order to have full access to the web-site. We intend to market and advertise the web-site heavily during the next twelve months through both online and offline advertising programs. We believe this web-site will add thousands of users to our databases during the next year.

     During the next twelve months, we also intend to launch a web-site which provides internet users with incentives to receive advertisements via e-mail. Users will receive free enrollment, and receive various free products and services in return for viewing advertisements from corporate sponsors. We intend to market this web-site through online and offline advertising programs during the next twelve months. We expect to sign up thousands of users during that time. We believe that the development our databases of information regarding our users, will be a valuable direct marketing product to offer advertisers.

When will our development stage be completed?

     We believe that by mid_year 2002 we will have developed a useful database of information on our users. We will then have a product of high perceived value to advertisers interested in conducting direct marketing campaigns. We believe we can sell direct marketing programs to advertisers who are interested in reaching the Internet users in our databases who have provided us with their permission to be marketed to.

Users seek well organized web-sites.

     We believe that Internet users seek well organized online communities (web-sites) specific to given products, information or services. We believe that, when structured around proprietary and nonproprietary databases which encourage continued usage, a significant core of frequent users can result. Our management feels that users are seeking:

- indexing that enables users to efficiently locate quality and relevant web-site information (content),
-   proprietary content and data developed by knowledgeable contributors, and
-   associated services which enhance the value of the business community.

     In addition, we believe that Internet advertisers and e_commerce marketers are seeking highly targeted audiences with interest in purchasing goods and services online.

The demand for services offered by us will grow.

     Management believes that as the world wide web expands and develops, an increasing number of individuals, businesses and organizations will require the sophisticated web services that we offer including:

-   direct marketing programs
-   online  production;
-   editing;
-   distribution of useful information (news, newsletters);
-   web design; and
-   hosting and maintenance of web-sites for small businesses.

     We believe that there is substantial demand for these services, and that the demand will continue to grow in the coming years as more and more companies seek to develop a sophisticated web presence.

Our objective and strategy

     Our objective is to become a leading source for content, editing, web-site designing, hosting and maintaining web-sites, and online direct marketing. In this regard, we plan to provide an engaging experience for those who use our web-sites. Additionally, we will attempt to provide effective marketing solutions for our advertisers by creating databases of users who have consented to be targeted for the receipt of advertisements for narrowly defined topics and products. The key elements of our strategy are:

- Build databases of users who have expressed an interest in the products of advertisers .

     We believe that developing and delivering to advertisers, proprietary and nonproprietary databases containing information about users who have expressed an interest in the products which are specific to each web-site is critical to attracting and retaining users, advertisers and e-commerce partners. We believe that combining narrowly defined information resources and making it easily searchable and accessible is the most effective way of generating information targeted for specific advertisers.

-   Focus on creating e-commerce.

     We believe that successful web-sites need to focus on creating opportunities for their advertisers to sell goods and services to users of the web-sites. By having this as our focus from the start, we believe this factor will differentiate our web-sites from others which have tended to focus less on the e-commerce aspect.

Dealing with Internet regulations.

     Several federal and state statutes prohibit the transmission of certain types of indecent, obscene or offensive content over the Internet to certain persons. In addition, pending legislation seeks to ban Internet gambling and federal and state officials have taken action against businesses that operate Internet gambling activities. An overly broad interpretation and enforcement of these statutes and initiatives, may result in limitations on the type of content and advertisements available on Two Thousand and One, Inc. Present or future legislation regulating online content could dampen the growth in the use of the Internet generally and decrease the acceptance of the Internet as an advertising and e-commerce medium. This could have a material adverse effect on our business, results of operations and financial condition.

     We have no intention of running gambling sites. The relevance of this disclosure is that we run computer servers which Internet users can use to conduct real-time trading, chat or to post messages in order to communicate with each other. On occasion, Internet users have been known to abuse these services and post messages on our servers of a gambling nature or post information n our servers of a material non-public nature in violation of the federal securities laws. These users could leave us in a potentially damaging position because the objectionable content would be physically residing on our computer servers, and if the content were of a regulated nature, we could be deemed responsible. While we intend to do everything that we reasonably can to ensure such events do not transpire, this is a possibility you should be aware of.

Two Thousand and One, Inc. will meet the competition.

     During the last four years, the amount of advertising dollars spent by internet companies to attract new clients and users has increased significantly. This increase is due to the rising number of businesses competing for users, internet advertisers' and e-commerce marketers'. We expect that the competition will continue to increase because there are no substantial barriers to entry into the market.

We intend to meet the competition by focusing on the following factors:

-   the quality of information (content) displayed at our web-sites,
-   information and services we provide compared to our competitors,
- the ease of the use of the services we develop as compared to those of our competitors,
- the timing and market acceptance of new and enhanced services we or our competitors develop, and
-   sales and marketing efforts.

Mr. Lasako will devote his full time to our business.

     As of the date of the prospectus, we have three employees --Mr. G. Lasako, Mr. Henry and Mr. M. Lasako. Mr. Lasako is devoting his full-time efforts to the company. He does not have a collective bargaining agreement with the Company.

     Currently, the Company retains the services, on an as needed basis, of independent contractors and/or outside consultants. If at least the minimum offering is successfully completed, we intend to continue to retain independent contractors and/or outside consultants as service providers for the foreseeable future. We will also retain additional full_time employees when considered cost-effective to do so.

     Mr. Lasako oversees the technical and marketing sides of the business, and the tasks themselves are generally carried out by independent contractors and outside consultants as much as possible. However, we understand that in some instances it will be more cost_effective to hire full_time employees should suitable candidates be found. We will hire full-time employees when appropriate. In all instances, Mr. Lasako will continue to oversee any and all of our contractors, consultants, and employees. Additionally, he will oversee all aspects of operations including technical development and marketing.

Our properties, equipment and primary agreements

     We do not own any real property. Our offices are approximately 1,000 square feet located at 5 Morningstar Road, Staten Island, New York 10302. The office is leased for one year lease, renewable for an additional one year period upon expiration commencing on December 30, 2001. The monthly rent is $2,500. We believe that the facilities will be adequate for the foreseeable future.

We have entered into the following contracts and agreements:

     1. Lease Agreement with Cornelia Associates ,Ltd. provides for the lease of 1,000 sq. ft. of office space at 5 Morningstar Road, Staten Island, NY 10302, together with parking and security at an annual rent of $30,000 or $2,500 per month for one year renewable for additional one-year terms at the option of Two Thousand and One, Inc. (see Exhibit 10.2.)

     2. Warrant Agreement with Olde Monmouth Transfer Agent as warrant agent to issue, register, transfer and exchange warrant certificates in connection with the exercise of the Warrant. (See Exhibit 4.5.)

     3. Agreement Appointing Olde Monmouth Transfer Agent as transfer agent and registrant to, among other services, issue originally issued shares, transfer outstanding shares, transfer or cancel treasury shares and issue replacement certificates for lost, stolen or destroyed certificates. (See Exhibit 4.6 and schedule of fees attached thereto.)

     4. Escrow Agreement with Olde Monmouth Transfer Agent as escrow agent in connection with the receipt of funds from subscribers in payment of the subscription prices to of the units pursuant to the subscription agreement. (See
Exhibit 10.1.)

     5. Design, Maintenance and service Agreement with Navarco, Inc. providing for creation of a "Wall Street" trading game to be hosted and maintained by Navarco and to provide other services including, web-site design, database maintenance and third party hosting. (See Exhibit 10.3.)


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus. This discussion contains forward_looking statements that involve risks and uncertainties.

Operations

     We are in the development stage and have not generate revenues from our inception to December 31, 2001 having incurred primarily only start-up and organizational expenses. Accordingly, our financial results, from inception to-December 31, 2001, are not meaningful as an indication of future operations.

     We are presently engaged in the development of services for internet users(such as internet based contests, newsletters, web-site hosting and s) in return for users' personal information. We will then compile lists of users from which we will conduct internet based direct marketing programs on behalf of advertisers. Concerning the services for internet users:

- The newsletters we intend to provide have not yet been developed. However, we intend to provide information concerning stock market activities, including new IPO's and profiles of interesting and important CEO's. We intend to fully develop the formats during the first quarter of 2002.
- The newsletters and CEO profiles will be written by outside contractors. A portion of the proceeds from our direct marketing campaigns for advertisers will be used to pay the fees of these outside consultants.

     We are also developing our capabilities to host web-sites These services include taping, editing, designing, maintaining and hosting web-sites.

     For the period from our incorporation on July 10, 2000 through December 31, 2001 our activities related primarily to the recruitment of independent contractors and suppliers, and the establishment of our organizational and technical infrastructure. As our business develops, we anticipate that revenues will be derived partly from the sale of advertising and direct marketing opportunities on our web-site and partly from web-site services. Further into our development, it is anticipated that e-commerce will play an increasing revenue role. E-commerce revenues will likely come from revenue sharing agreements with merchants whose sites are affiliated with our web-sites that are now being developed. Any revenues that we derive from revenue sharing arrangements will be recognized by us upon notification from our e-commerce merchant partners of sales attributable to our web-sites.

     The expected significant costs related to our operation will be the purchase of:

-   hardware;
-   software;
-   a bandwidth fiber optic line;
-   data acquisition costs;
-   human resource costs; and
-   advertising and market costs.


Our liquidity and capital resources

     From inception through December 31, 2000, we received $13,805 from an investor and our founders. As of December 31, 2000, we had approximately $5,069 in cash. To date, we show negative cash flows. We expect losses from operations and negative cash flow to continue for the foreseeable future. If our revenues, and our spending levels are not adjusted accordingly, we may not generate sufficient revenues to achieve profitability. Even if we achieve profitability, we may not sustain or increase such profitability on a quarterly or annual basis in the future. We currently anticipate the net proceeds from the maximum offering, together with available funds, will be sufficient to meet our anticipated needs for at least 12 months. We may need to raise additional funds in the future in order to fund more rapid expansion, to develop new or enhanced services, to respond to competitive pressures or to acquire complementary businesses, technologies or services. The need to raise additional funds may arise especially if we only complete the minimum offering or if significantly less than the maximum offering is completed. We cannot be certain that any required additional financing will be available on terms favorable to us. If additional funds are raised by the issuance of our equity securities, such as through the exercise of the redeemable warrant, then existing stockholders may experience dilution of their ownership interest and such securities may have rights senior to those of the then existing holders of common stock. If additional funds are raised by our issuance of debt instruments, we may be subject to certain limitations on our operations. If adequate funds are not available or not available on acceptable terms, we may be unable to fund our expansion, take advantage of acquisition opportunities, develop or enhance services or respond to competitive pressures.


                                   MANAGEMENT

Our Directors and Executive Officers

     The following sets forth the names and ages of our directors and executive officers.

Name                           Age              Position
--------------------------------------------------------------------------------
George Lasako                  57               President,  Secretary,
                                                Treasurer, Chairman of
                                                the Board of
                                                Directors, Chief
                                                Operating and
                                                Executive Officer/Director

Lawrence Henry                 57               Vice President/Director

Michael Lasako                 31               Treasurer/Secretary/Director

     GEORGE LASAKO, since our incorporation to the present has been our President , Chairman of the Board of Directors, Chief Operating and Executive Officer. From 1998 to present Mr. Lasako was employed as the President and chief operating officer of Mr. Internet, Inc. where he gained experience as a developer of internet sites for large and small businesses. He has successfully placed businesses on the internet providing a full practical business solution for utilizing internet technology; has created successful full commerce internet sites and has publicized and marketed internet sites featured in newspapers, magazines , radio and television. From 1984 to 1996, Mr. Lasako was a real estate developer with properties on the Island of Antigua, Port Liberty in New York harbor, Brooklyn and Staten Island, NY. In 1975, Mr. Lasako founded the Greene Ambulance Company of New York City. By 1984, when he sold the business, he owned and operated Aid Ambulance Company and, Endicott Ambulance Company .At that time, the combined ambulance companies was the third largest private ambulance service in New York State. From 1969 to 1974, Mr. Lasako was an Order Room Manager of Watling, Lerchen & Co., a member of the New York Stock Exchange.

     LAWRENCE HENRY, from 1978 to present has been a Night Club/Restauranteur and real estate developer having developed several properties in the New York City area. From 1975 to 1978, Mr. Henry was Vice President of Greene Ambulance service, Inc.

     MICHAEL LASAKO, from 1998 to present assisted in the development and launching of new software products at Valencia Entertainment International in California. From 1989 to 1994, Mr. Lasako was employed as a trading assistant in the International department at Salomon Brothers, a New York Stock Exchange member firm.

     Our Directors have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until death, resignation or removal.

Executive Compensation

     The following table sets forth information with respect to compensation paid we paid for the period ended -December 31, 2000 for services of the executive officers. We have not paid any compensation to any executive officer (including salaries and benefits) during the period ending December 31, 2000. A portion of the net proceeds of the offering herein will be used to pay at least a portion of officers' salaries.


                         Summary of Annual Compensation

Name and
Principal Position                               Year             Salary

================================================================================
George Lasako, Chairman of
the Board, President,
Chief Operating and
Executive Officer/Director                       2000             $0

Lawrence Henry Vice President/Director           2000             $0

Michael Lasako, Treasurer/
Secretary/Director                               2000             $0

================================================================================

     Mr. Lasako, as founders or promoters of Two Thousand and One was issued -3,000,000 shares of the common stock, for nominal consideration (i.e $.0025 per share). We have not, nor do we intend to, in the foreseeable future, enter into any employment agreements with executive officers. We have no other compensation plans for our executive officers. However, we plan to institute an executive employee stock option plan in the future, the terms of which have not been determined or agreed upon. In addition, in the future, we may consider an executive bonus plan.

     Upon the successful completion of the minimum offering, we will commence paying a salary to Mr. Lasako at an annual rate of $50,000, to Mr. Henry at an annual rate of $40,000, and to Mr. M. Lasako at an annual rate of $35,000. We intend to pay at least some part of these salaries from the net proceeds of the offering allocated to working capital and revenues from operations.


We do not compensate Directors.

     We do not pay our directors any remuneration for their service. However, they are reimbursed for their out_of_pocket expenses associated with meetings of the Board of Directors. We do not maintain a stock option plan for Directors.


                                 INDEMNIFICATION

     Our by-laws provide for the indemnification of officers and directors to the fullest extent possible under Nevada law against expenses (including attorney's fees), judgements, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Two Thousand and One. We are also granted the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgements, fines, settlements and other amounts actually and reasonably incurred in connection with any lawsuits arising by reason of the fact that such person is or was an agent of Two Thousand and One.

     Our Certificate of Incorporation limits or eliminates the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes. (See Exhibit "C")

     Concerning whether indemnification for liabilities arising under the Securities Act may be permitted to our officers, directors and controlling persons, we were advised by legal counsel that in the opinion of the SEC such indemnification of officers, directors and controlling persons is against public policy, and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than expenses actually incurred or paid by an officer, director or controlling person in successful defense the lawsuit) is asserted by any officer, director or controlling person in connection with these securities being registered, we will, then, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of that issue.



                              CERTAIN TRANSACTIONS

     At the time of incorporation, we authorized the issuance of 10,000,000 shares of common stock, no par value.

     In December 2000, we issued shares of common stock, at $.001 par value, to our founders and directors as follow:

-   3,000,000 to George Lasako;
-   50,000 to Lawrence Henry; and
-   500,000 to Michael Lasako.

     In each case, the consideration was nominal, i.e. $.0025 per share.

     In addition to the above, we have agreed to issue to our securities counsel, the Law Offices of Manuel & Jones, P.C., 32,000 shares of unregistered common stock in lieu of receiving an additional $3,200 towards their legal fee.

     In December, 2000 we privately sold 20,000 shares of our common stock, at a price of $.50 per share, to one non-affiliated investor for a total of $10,000. To date, all of the proceeds of that sale have been utilized for hardware, software, programming and computing fees, content acquisition, general operations, salaries, connectivity and costs associated with this offering. The balance was retained for operating funds. The investor, Fred Grae is not affiliated with us.

     We have not adopted any provisions, resolutions or bylaws regarding related party transactions nor do we intend to do so in the future.

     In connection with each of these stock issuances, we relied upon the exemption from registration provided under Section 4(2) of the Securities Act.


                             PRINCIPAL SHAREHOLDERS

     The following table contains information concerning:

- those persons whom we know beneficially own more than 5% of our outstanding shares of common stock;
-   each of our officers and directors; and
-   all of our officers and directors as a group.

                          Beneficial                   % of Ownership
                          Ownership prior              After an Offering
                          to Offering                         of

================================================================================
Officers,
Directors, 5%              No. of                      400,000          800,000
Shareholders               Shares            %         Units            Units

George Lasako              3,000,000        77%         74%              64%
Michael Lasako               500,000        12.8%       12.4%            10.6%
Lawrence Henry                50,000         1.2%        1.2%             1.0%
--------------------------------------------------------------------------------

All executive officers
and directors (3 persons)
as a Group                 3,550,000        90.8%       88.6%            75.4%

     The persons or entities named in this table, based upon the information they have provided to us, have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The shares beneficially owned and percentage of ownership are based on the total shares outstanding before this offering and the total shares to be outstanding after both the minimum and maximum offerings assuming no exercise of the warrant contained in the units.


                              DESCRIPTION OF UNITS

The Units

     We are offering a minimum of 100,000 units and a maximum of 800,000 units directly to the public under this Prospectus. Each unit consists of one share of common stock, $.001 par value, and one Class A redeemable purchase warrant to purchase one share of common stock at $1.00. The warrant will be immediately detachable and transferable if we successfully complete the minimum offering.

Common stock

     We are authorized to issue 10,000,000 shares of common stock, $.001 par value. After being sold under this offering, our shares of common stock are not subject to further assessment or call. If there are differences between the following summary description of our common stock and our amended certificate of incorporation and by-laws, the information contained in our amended certificate of incorporation and by-laws is controlling.

     Our shareholders are not given cumulative voting rights in electing board members. So minority shareholders may not have any representation. Holders of common stock:

- have equal rights to dividends from funds legally available for that purpose, when and if declared by our board of directors;
- are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; and
- do not have preemptive rights, conversion rights, or redemption of sinking funds rights.

     We have not paid dividends since inception and do not intend to do so in the future.

The Redeemable Purchase Warrant

     There are no Class A warrant presently outstanding. After we issue them, the Class A warrant will be exercisable at a price of $1.00 per share of common stock for 6 months from the effective date of this offering.

     We may extend the warrant exercise period at any time, and/or reduce the exercise price(s) by up to 50%. If the exercise period is extended, you will be given a written notice 30 days before the beginning of the extension period . One warrant entitles the holder to purchase one share of common stock. The following discussion of the warrant may not be complete. You should read the warrant agreement for a complete discussion. The essential provisions of the warrant are as follows:

- The warrant, which will be issued under the warrant agreement between us and our warrant agent, Olde Monmouth Transfer Agent, 77 Memorial Pkwy Suite 101, Atlantic Highlands, New Jersey 07716, will be in registered form. After successful completion of the minimum offering, the warrant may be sold, assigned or conveyed separately and apart from the common stock included in the units.
- Upon the successful completion of the offering and during the remainder of the term of the warrant, we may, at our option and on 30 days' prior written notice mailed to the warrant holders, call and/or redeem the warrant, in whole or in part, at a price of $0.01 per warrant if the average bid price of the common stock for any seven trading days during a 10 consecutive trading day period is greater than 20% above the respective exercise price.
- The holders of the warrant are protected against dilution of their interests represented by the number of shares of common stock underlying the warrant upon the occurrence of certain events, including stock dividends, splits, mergers, reclassifications, and if we sell shares of common stock below the then book value, other than sale to employee benefit and stock option plans.
- The holders of the warrant have no right to vote on matters submitted to our shareholders and have no right to receive dividends. The holders of the warrant are not entitled to share in our assets in the event of liquidation, dissolution, or the winding up of our affairs.
- We do not have an exemption from registration with the SEC for the issuance of the common stock upon the exercise of the warrant. So, in order for the holder to exercise the warrant, we are required to have a current, effective registration statement on file with the Commission and have satisfied the "Blue Sky" registration requirements of the applicable regulatory authority of the state in which the holder of a warrant resides. We are required to file post_effective amendments to our registration statement when subsequent events require such amendments in order to continue the registration of the shares of common stock underlying the warrant. Although it is our intention to both maintain a current prospectus and meet the requirements of the regulatory authorities of the State of New York.

     During the term of the warrant, there can be no assurance that the Company will be in a position to keep its registration statement current and effective or to meet the requirements of any state regulatory authority. It is not our intention to call and/or redeem the outstanding warrant, if our prospectus is not current or if we are not in compliance with the requirements of an appropriate state regulatory authority.

After our offering is successfully completed

     Before this offering, there has been no public market for our units, shares of common stock and Class A warrant. We cannot assure you that a public trading market for any of our securities will ever develop or, if one develops, that it will be maintained.

     If we complete our minimum offering, but before the exercise of the warrant, we will have outstanding 4,006,000 shares of common stock. Similarly, if our maximum offering is completed, we will have 4,706,000 shares of common stock outstanding. Of the shares outstanding, if our minimum offering is completed, (100,000 shares) and if the maximum offering is completed, (800,000 shares) will be freely tradeable without restriction under the Securities Act, if those shares are not later acquired by our "affiliates" (i.e., a person is an affiliate if he or she directly, or indirectly through one or more intermediaries controls or is controlled by us, or is under common control with
us).

     All of the 3,906,000 shares of common stock presently outstanding are "restricted securities" as that term is defined in Rule 144 of the Securities Act. In general, under Rule 144, a person (or persons whose shares must be aggregated) who has satisfied a one_ year holding period may, under certain circumstances, publicly sell within any three (3) month period, a number of shares which does not exceed the greater of one percent (1%) of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks before such sale.

     Rule 144 also permits, under certain circumstances, the sale of shares of common stock by a person without any quantity limitation. Future sales under Rule 144 or even the perception of such sales, may have a depressive effect on the market price of our common stock, should a public market develop for our shares. None of our current shareholders have already satisfied the one_year holding period. We are unable to predict the effect that sales, or even the threat of sales under Rule 144 or otherwise, may have on the then prevailing market price of our shares of common stock.

Our Transfer and Warrant Agent

     We have appointed Olde Monmouth Transfer Agent, with offices at 77 Memorial Pkwy. Suite 101, Atlantic Highlands, New Jersey 07716 (732-) 872-2727, as transfer agent for our shares of common stock and warrant. We have already paid the set-up fee for new issues. The transfer agent will be responsible for all record-keeping and administrative functions in connection with the warrant. A copy of the resolution of Appointment as transfer Agent and registrar together with a fee schedule are filed as a Exhibit D to our registration statement on file with the SEC.

Reports to Shareholders

     We intend to forward annual reports to our shareholders including audited financial statement to our investors. We will also forward such interim reports we deems appropriate.


                              PLAN OF DISTRIBUTION

     We are offering, directly to the public, up to 800,000 units. The first 100,000 units are offered on a "best efforts all or none" basis. We are offering the remaining 700,000 units on a "best efforts" basis only. There can be no assurance that any of the units will be sold. If we do not sell at least 100,000 of the offered units within the offering period (90 days from the effective date of this prospectus, i.e. July 31, 2002, unless we extend it for an additional 90 days to October 31, 2002), then the offering will be terminated and the subscription payments, if collected, will be promptly refunded in full to subscribers within 7 days of the termination without payment of interest or deducting expenses , subject to the collection of funds.

     If we sell the minimum number of units within the specified period, the offering will continue until the earlier of:

-    when we sell all 800,000 units or
- the expiration of the offering period and any extension, unless we terminate the offering earlier.

     All subscription payments must be sent to us along with a separate sheet indicating the name, address and social security number of the subscriber(s), and the number of shares for which subscription is being made. Payments must be by check made payable to "Olde Monmouth Transfer Agent, as escrow agent for Two Thousand and One, Inc. with offices at 77 Memorial Pkwy. Suite 101, Atlantic Highlands, New Jersey 07716 (732-) 872-2727. We will then send the subscription payments, no later than noon of the next business day following receipt, to an escrow account maintained by Olde Monmouth Transfer Agent at 77 Memorial Pkwy. Suite 101, Atlantic Highlands, New Jersey 07716 (732-) 872-2727. Olde Monmouth is only acting as escrow, transfer and warrant agent in connection with this offering and has made no investigation of us or this offering nor makes any recommendation concerning this offering. The escrow agent will hold all subscriptions payments pending the sale of the minimum number of units within the specified period. Subscription payments will only be withdrawn from the escrow account for the purpose of paying us for the units sold, if we sell at least 400,000 of the units, or for the purpose of refunding subscription payments to subscribers. Subscribers will not earn interest on the funds held in escrow and will not have use or right to return of such funds during the escrow period, which may last as long as 180 days. If we sell the minimum number of units within the escrow period, as extended, payments from subscribers will be deposited into the escrow account for collection and all funds will be periodically disbursed to us.

     We have arbitrarily determined the public offering price of the units and the exercise prices of the warrant based upon various considerations including market conditions and the perceived reception of the offering price and exercise prices by potential investors. The public offering price and the exercise prices do not bear any relationship to assets, book value or any other traditionally recognized indications of value.

     We have not engaged a market maker of securities and do not propose to engage any entity to make a market in our securities following completion of the offering. The development of a trading market following the completion of this offering will be particularly dependent on broker_dealers initiating quotations in inter_dealer quotation mediums, in maintaining trading positions and in otherwise engaging in market making activities in our securities. We have not retained a broker_dealer who has agreed to engage in such activities, and there is no assurance that any trading market for our securities will develop following the offering.

                                LEGAL PROCEEDINGS

     We are not involved in any material pending litigation, nor are we aware of any material pending or contemplated proceedings against us. We know of no material legal proceedings pending or threatened, or judgments entered against any of our Directors or Officers in his capacity as such.

                                 LEGAL OPINIONS

     The legality of the issuance of the securities offered pursuant to this Prospectus will be passed upon for us by James C. Jones, Esq., of the law firm of Manuel & Jones, P. C. 230 Park Avenue, Suite 1000, New York, New York 10169.

                                     EXPERTS

     Our financial statements included in the Prospectus, to the extent and for the period indicated in their report with respect thereto, have been audited by -Bloom& Co., LLP, independent certified public accountants, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                               FINANCIAL STATEMENT

                                 FOR THE PERIOD
                            JUNE 1, 2000 (INCEPTION)
                              TO DECEMBER 31, 2001

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                               FINANCIAL STATEMENT
                                 FOR THE PERIOD
                  JUNE 1, 2000 (INCEPTION) TO DECEMBER 31, 2001




Contents                                                                   Page

Accountants' Audit Report


Balance Sheet                                                                1


Statement of Operations                                                      2


Statement of Stockholders' Equity and Accumulated Deficit                    3


Statement of Cash Flows                                                      4


Notes to Financial Statement                                                 5

BLOOM & COMPANY.50 CLINTON STREET.HEMPSTEAD.NEW YORK 11550.TEL:516-486-5900
CERTIFIED PUBLIC ACCOUNTANT                                FAX:516-486-5476

STEVEN BLOOM, CPA                                            MEMBER OF
FREDERICK PAUKER, CPA                                  AMERICAN INSTITUTE OF
SIROUSSE TABRIZTCHI, Ph.D. CPA                   OF CERTIFIED PUBLIC ACCOUNTANTS

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Two Thousand and One, Inc.
Staten Island, New York


     We have audited the accompanying balance sheet of Two Thousand and One, Inc. (a development stage enterprise) as of December 31, 2001 and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2001, for the period June 1, 2000 (inception) through December 31, 2000, and cumulative from June 1,2000 to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Two Thousand and One, Inc. (a development stage enterprise) as of December 31, 2001 and the results of its operations, stockholders' equity and its cash flows for the year ended December 31, 2001, for the period June 1, 2000 (inception) through December 31, 2000, and cumulative from June 1,2000 to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


     The accompanying financial statements have been prepared assuming that Two Thousand and One, Inc. will continue as a going concern. As discussed in Note 1 to the financial statements, Two Thousand and One, Inc. is a development stage Company that has no revenues, has a net working capital deficiency and a stockholders' deficit, and plans to finance its future operations through raising additional funds through the sale of shares or notes. These circumstances raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note-1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




BLOOM AND COMPANY
Hempstead, New York
February 15, 2002

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                  BALANCE SHEET
                           DECEMBER 31, 2001 and 2000


                                     ASSETS
                                                   2001                   2000
                                                 --------             ----------
Current Assets:

 Cash                                            $ 3,979              $     59
                                                 --------             ----------
  Total Current Assets                             3,979                    59
                                                 --------             ----------
   Total Assets                                  $ 3,979              $     59
                                                 ========             ==========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:


Accounts payable                                 $ 5,050              $    --
Loan from shareholder                             44,532                22,677
                                                 --------             ----------
       Total Current Liabilities                  49,582                22,677

Commitments and contingencies

Stockholders' Equity:

 Common Stock, $.001 par value
    10,000,000 shares authorized,
    3,906,000 shares issued and outstanding        3,906                 3,906
Additional paid-in capital                        25,948                25,948
Deficit accumulated during the
    development stage                            (75,408)              (52,423)
                                                 --------             ----------
                                                 (45,554)              (22,569)

Less:  Subscription receivable                   (    49)              (    49)
                                                 --------             ----------
   Total Stockholders' Equity                    (45,603)              (22,618)
                                                 --------             ----------
    Total Liabilities and Stockholders' Equity   $ 3,979              $     59
                                                 ========             ==========

The accompanying notes are an integral part of the financial statement.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER31, 2001,
               JUNE 1, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                  JUNE 1, 2000 (INCEPTION) TO DECEMBER 31, 2001


                                Year Ended        6/1/2000 to       6/1/2000 to
                                12/31/2001        12/31/2000        12/31/2001
                                -----------       ------------      ------------

Revenue                         $     --          $         -       $      --


Cost and expenses:

Rent                               16,350            15,000            31,350
Legal fees                          4,000            33,000            37,000
Accounting fees                     1,050             2,500             3,550
Other                               1,585             1,923             3,507
                                -----------       ------------      ------------
Total Expenses                     22,985            52,423            75,408

Net loss                        $ (22,985)        $ (52,423)        $ (75,408)
                                -----------       ------------      ------------
Basic net loss per share                          $  (0.016)
                                                  ============
Weighted average number of
 shares outstanding             3,309,856         3,309,856        3,309,856
                                ==========        ==========       ==========

The accompanying notes are an integral part of the financial statement.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        STATEMENT OF STOCKHOLDERS' EQUITY
                             AND ACCUMULATED DEFICIT
                                 FOR THE PERIOD
                  JUNE 1, 2000 (INCEPTION) TO DECEMBER 31, 2001

                                                                                      Deficit
                                                                                      Accumulated
                                        Common Stock    Additional                    During
                                        Number of       Common           Paid-in      Development     Subscriptions
                                        Shares          Stock            Capital      Stage           Receivable           Total
                                        --------------------------------------------------------------------------------------------

2000
----
Shares issued to founders
 at $.001 per share - Dec. 2000         3,854,000        $ 3,854                                      $ (49)               $  3,805

Shares issued  for cash
 at $.50 per share - Dec. 2000             20,000             20        $ 9,980                                              10,000

Shares issued  for professional fees
 at $.50 per share - Dec. 2000             32,000             32         15,968                                              16,000

Net loss-June 1, 2000 (inception)
 through December 31, 2000                     --             --             --         $ (52,423)                          (42,423)
                                        --------------------------------------------------------------------------------------------
Balance at December 31, 2000            3,906,000          3,906         25,948           (52,423)      (49)                (22,618)

2001
----
Net loss- Year ended
  December 31, 2001                            --             --             --           (22,985)                          (22,985)
                                        --------------------------------------------------------------------------------------------
Balance at December 31, 2001            3,906,000        $ 3,906       $ 25,948         $ (75,408)            $ (49)       $(45,603)
                                        ============================================================================================



The accompanying notes are an integral part of the financial statement

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER31, 2001,
               JUNE 1, 2000 (INCEPTION) TO DECEMBER 31, 2000, AND
                  JUNE 1, 2000 (INCEPTION) TO DECEMBER 31, 2001

                                                     Year Ended          6/1/2000 to         6/1/2000 to
                                                     12/31/2001          12/31/2000          12/31/2001
                                                     ---------------------------------------------------
Net loss                                             $ (22,985)          $ (52,423)          $  (75,408)

Adjustments  to reconcile net loss to
  net cash used by operating activities:

Shares issued for professional services                     --              16,000               16,000
Increase in accounts payable                             5,050                  --                5,050
                                                     ---------------------------------------------------
Net cash used in operating activities                  (17,835)            (36,423)             (54,258)

Cash flows from financing activities:
Increase in loans from shareholders                     21,855              22,677               44,531
Shares issued for cash                                      --              13,805               13,805
                                                     ---------------------------------------------------
Net cash provided by financing activities               21,855              36,482               58,337
                                                     ---------------------------------------------------
Net increase in Cash                                     3,919                  59                3,978
Cash - June 1, 2000                                         59                  --                   --
                                                     ---------------------------------------------------
Cash - December 31, 2000                             $   3,978           $      59           $    3,978
                                                     ===================================================

Supplemental Schedule of Non-cash Transactions:


The accompanying notes are an integral part of the financial statement.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT



NOTE 1.  THE COMPANY

     Two Thousand and One, Inc. (the "Company") began operations on June 1, 2000 and was incorporated in the State of Nevada on July 10, 2000. The Company conducts its operations in New York and its office is located at 5 Morningstar Road, Staten Island. The Company's business is to provide Internet marketing and online advertising services to brokerage, financial, investment and others securities related corporations.

     The Company plans to offer two Internet games "the Wall Street Fantasy-Mutual Fund" and "Wall Street Jungle". The Wall Street Fantasy contest will be free. Players in Wall Street Jungle contest will, upon payment of a fee, participate in simulated real-time trading for prizes to be determined by the Company. The Company's customers will provide personal information about their interests and demographics. The Company's website will also feature information regarding selected executive officers and their companies, and news about other public firms. The Company has registered the domain name "thewallstreetjungle.com."

     The Company has contracted with a programming corporation to develop the two Internet games and establish a production unit devoted to designing, maintaining and hosting websites for Wall Street related businesses.

     The Company plans to obtain revenues from three sources; (1) by developing and selling the Company's website hosting design, and maintenance services to clients; (2) selling advertising space to stock market related services; and (3) selling the databases that include the Company's internet users to advertisers for Wall Street related direct marketing campaigns.

     The Company plans to finance its operation through offering a minimum of 100,000 units and maximum of 800,000 units of common stock and warrants directly to the public. Each unit will be sold for $0.50 and will consist of one share of common stock and the following redeemable warrants:

          Warrants             Exercise Price            Exercise Period
          --------             --------------            ---------------
          Class A                 $ 1                    Six months


     The Company may change the exercise prices, periods, or other terms of the units. The offering is planned to be made on a "best effort all or none" basis with respect to the first 400,000 units.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT


NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES

Principles of Accounting

     The Company follows the Statement of Financial Accounting Standards No. 7, "Accounting and reporting by Development Stage Enterprises"(SFAS 7.) According to the SFAS 7, the same generally accepted accounting standards that apply to the established enterprises govern the recognition of revenues by the Company and determine whether costs incurred are charged to expense or capitalized and deferred.

 Estimates in Financial Statements

     The process of preparing financial statements in conformity with generally accepted accounting principles requires that estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses be made. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Fair Values of Financial Instruments

Cash and cash equivalents: Holdings of highly liquid investments with maturities of three months or less when purchased are considered to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair values.

Accounts receivable and accounts payable: The carrying amount of accounts receivable and accounts payable on the balance sheet approximates fair value.

Short term and long-term debt: The carrying amount of the notes payable, and amounts due to shareholders approximates fair value.

Long_Lived Assets

Property, Plant And Equipment

     Property, plant and equipment are to be recorded at cost less depreciation and amortization. Depreciation and Amortization are to be accounted for on the straight-line method based on estimated useful lives.

Software Development and Database Management Costs

     In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed, the Company will capitalize software development costs incurred after technological feasibility of the software development projects is established and the reliability of such capitalized costs through future operations is expected. Before establishing the technological feasibility of computer software Licensing rights are expensed. Database management costs (including programming costs) are expensed as incurred.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT


NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long Lived Assets

     The Company has adopted Statement of Financial Accounting Standards (SFAS) No.121, Accounting for the Impairment of Long_Lived Assets and for Long_Lived Assets to be disposed of. In accordance with SFAS No.121, the Company will review long_lived assets for impairment whenever events or changes in business circumstances occur that indicate that the carrying amount of the assets may not be recovered.

     The Company will assess the recoverability of long_lived assets held, and to be used, based on discounted cash flows and measures the impairment, if any, using discounted cash flows. Adoption of SFAS No.121 did not have a material impact on the Company's financial position, operating results or cash flows.

Earnings Per Common and Common Equivalent Share

     In February 1997, the Financial Accounting Standards Board issued SFAS 128 "Earnings Per Share." SFAS 128 establishes new standards for computing and presenting earnings per share ("EPS"). Specifically, SFAS 128 replaces the previously required presentation of primary EPS with dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures, and requires a reconciliation of the numerator and denominator of the basic EPS computation to the financial statements issued for periods ending after December 15, 1997. The Company has adopted SFAS 128.

Income Taxes

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forward. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Non-monetary Transactions

     The accounting for non_monetary assets is based on the fair values of the assets involved. Cost of a non_monetary asset acquired in exchange for another non_monetary asset is recorded at the fair value of the asset surrendered to obtain it. The difference in the costs of the assets exchanged is recognized as a gain or loss. The fair value of the asset received is used to measure the cost if it is more clearly evident than the fair value of asset surrendered.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT


NOTE 2.  SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock_Based Compensation

     The Company has adopted Accounting Principles Board Opinion 25 for its accounting for stock based compensation. Under this policy:


1. Compensation costs are recognized as an expense over the period of employment attributable to the employee stock options.

2. Shares issued in accordance with a plan for past or future services of an employee are allocated between the expired costs and future costs. Future costs are charged to the periods in which the services are performed. The pro forma amounts of the difference between compensation cost included in net income and related cost measured by the fair value based method, including tax effects are disclosed.

New Accounting Standards

     In April 1998, the FASB issued SOP 98-5, "Reporting on the Costs of Start-up Activities," which will become effective for the Company in fiscal 2000. It requires costs of start-up activities and organization costs to be expensed as incurred. The Company currently follows this approach.


NOTE 3. CASH

     The Company's cash account is on deposit with Victory State Bank and all monies are FDIC insured up to $100,000. As of December 31, 2000, the cash balance was not significant.

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT


NOTE 4.  LOANS FROM SHAREHOLDERS

     A shareholder of the Company, has advanced funds to finance the operations of the business. The loan balance as of December 31, 2000 is $17,677 and is expected to be returned to the shareholder in the course of business.

NOTE 5. COMMON STOCK

     The Company has 10,000,000 shares of common stock authorized at a par value of $.001 and 3,906,000 issued. Of these shares 3,854,000 were issued to the founders at the par value of $.001 per share; 20,000 were issued for cash at a price of $.50 per share; and 32,000 were issued for legal fees at a value of $0.50 per share. The Company has based the estimated value of the shares issued for legal fees on the cash sales price of the stock in the same months, the hours of legal services provided, and hourly rate paid for similar services in cash.

     The Company has issued the following shares:

                                      Number          Price
                                      Of Share        Per Share       Amount
                                      ------------------------------------------
Shares Issued to Founders,
 for cash, on December 4, 2000

George Lasako                         3,000,000       $0.0001         $ 3,000
Lawrence Henry                           50,000        0.001               50
Michael Lasako                          500,000        0.001              500
Elric Franks                             24,000        0.001               24
Ralph Dipietro                          100,000        0.001              100
Rocco Errico                             60,000        0.001               60
Mary Russo                               80,000        0.001               80
Rosemary Ancona                          40,000        0.001               40
                                      ------------------------------------------
Total                                 3,854,000                         3,854

Shares issued for cash, on
 December 18, 2000

Fred Grae                                20,000        0.500           10,000
                                      ------------------------------------------
Total                                 3,874,000                        13,854

Shares issued for services, on
 December 4, 2000

Manuel & Jones PC                        32,000        0.500           16,000
                                      ------------------------------------------
Total                                 3,906,000                       $29,854
                                      =========                       =======

                           TWO THOUSAND AND ONE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT


NOTE 6.  COMMITMENTS AND CONTINGENCIES

     The Company has entered into an agreement with a New York based corporation, Navarco, Inc. This agreement requires Navarco to provide third-party hosting, database design and maintenance, and web-site front and back-end design services to Two Thousand & One, Inc. The cost requirements are as follows:

                            Service                               Cost
               ---------------------------------------------------------
               Web-Site design (front-end)                     $ 10,000
               Web-Site design (back-end)                         5,000
               Database maintenance - per hour
                 Average of ten hours per month                     300
               Third-party Site Hosting, per month                1,400

     The Company has agreed to negotiate exclusively with Navarco, Inc. over the period November 22, 2000 to August 1, 2001.


NOTE 7.  LEASE OBLIGATIONS

     On June 1, 2000 the Company signed a one-year lease agreement to rent 1,000 square feet of a building with parking and security in Staten Island, New York. The lease amount of $30,000 be paid in equal monthly payments of $2,500 over the life of the lease. In June 2001, the Company modified its lease agreement and extended the period of lease until May 31, 2002. The monthly rental under the new lease agreement was reduced to $550. The rent expense for 2001 was $16,350 and for the period from inception June 1, 2000 to December 31, 2000 was $15,000. The obligation under the operating lease for 2002 is $2,750.

                                  (BACK COVER)

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of the date of this prospectus.


                           Two Thousand and One, Inc.
                                  800,000 Units
               (Each unit consists of 1 share of common stock, and
                     1 Class A redeemable purchase warrant.)




                           Two Thousand and One, Inc.
                            George Lasako, President
                                 308 Hett Avenue
                             Staten Island, NY 10306
                                 (718) 351-7258
                          ___________________________, 2000



     Until __________________, 2002, (25 days after the date of this Prospectus) all dealers that buy or sell or trade these securities, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     The warrant contained in the units may not be redeemed if a current prospectus is not in effect. In such event, warrant holders will not be able to exercise their warrant and, if the warrant is redeemed, will receive only the nominal redemption price at a time when the market value of the warrant may be significantly higher.

TWO THOUSAND ONE, INC.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Company is incorporated under the laws of the State of Nevada. As authorized by Section 78.751 of the Nevada General Corporation Law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suitor proceedings, whether civil of criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

     Under Nevada Law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as officer or director. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

     The sixth Article of the By Laws of Two Thousand and One, Inc. provides for the indemnification of director and officer to the fullest extend possible under Nevada law except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of the Nevada Revised Statutes. Currently, the Company does not maintain Director and Officer Liability Insurance coverage. However, it may do so in the future.

Item 25. Other Expenses of Issuance and Distribution

     The expenses to be paid by the registrant in connection with the issuance and distribution of the securities being registered, under both the minimum and maximum offerings, are estimated to be as follows:

     SEC Registration Fee$363.60
     Printing and Engraving Expenses
     Accounting Fees and Expenses
     Legal Fees ($10,000) and Expenses   ($2,000) (1)
     Blue Sky Expenses and other fees $175)

     Registrar and Warrant and Transfer Agent Fees
     Miscellaneous
     (1) In addition Manuel & Jones, P.C. received 32,000 unregistered share of the registrant's common stock in lieu of receiving an additional legal fee ($3,200) in connection with this offering.

Item 26. Recent Sales of Unregistered Securities

     During the past three years, the registrant sold securities which were not registered under the Securities Act as follows:

                                        Number of
                      Date of           Shares of
Shareholders          Issuance          Common Stock         Consideration

================================================================================
George Lasako         9/25/00           3,000,000            $5,000.00
Lawrence Henry        12/01/00             50,000             4,001.25
Michael Lasako        11/16/00            500,000             4,012.50
Ralph Di Pietro       12/08/00            10,0000               100.00
Mary Russo            12/10/00             80,000                80.00
Errico Rocco          12/11/00             60,000                60.00
Fred Grae             12/18/00             20,000            10,000.00
Rosemary Ancona       12/18/00             40,000                40.00
Elric Franks          12/27/00             24,000                24.00

     The foregoing transactions are exempt from the registration provisions of the Securities Act of 1933, as amended, by reason of Section 4(2) thereof as constituting private transactions not involving a public offering. A restricted legend has been placed on all shares issued in these transactions and the registrant's transfer agent will be given the appropriate stop transfer instructions. The offer and sale should not be integrated with the public offering since such sales and those sales to be made to the public(a) are not part of a single plan of financing; (b) have not and will not be made at or about the same time; and (c) have not and will not be made or the same purpose. Furthermore, said sales should not be integrated in reliance upon the safe harbor interpretation of Rule 152 under which it is the view of the staff of the U.S. securities and Exchange Commission that the filing of a registration statement following otherwise exempt under Section 4(2) does not violate the exemption under that Section.

Item 27 Exhibits
Exhibit No.

 3.1         Certificate of Incorporation of Registrant
 3.2         By Laws of Registrant
 4.1         Specimen Common Stock Certificate
 4.2         Specimen of Class A redeemable common stock purchase Warrant
 4.5         Form of Warrant Agreement with the Warrant Agent
 4.6         Appointment of Transfer Agent and registrar
 5.1         Opinion of James C,. Jones, Esq.
10.1         Form of Escrow Agreement
10.2         Lease Agreement
10.3         Design and Hosting Agreement with Navarco, Inc.
24.1         Consent of James C. Jones, Esq.
24.2         Consent of Bloom & Co., LLP


Item 28. Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its Counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

-  To include any prospectus required by Section 10(a)(3) of the Securities Act;

- To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the Registration Statement;

- To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at thetime shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB_2 and has duly caused its pre-effective amendment number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Staten Island, New York on the 8th day of March, 2002.

TWO THOUSAND AND ONE, INC.
(Registrant)
By: George Lasako,
Chairman of the Board/President and Director


     Pursuant to the requirements of the Securities Act, this pre-effective amendment number --- to the Form SB_2 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature             Capacity                                   Date
--------------------------------------------------------------------------------

/s/ George Lasako                                                3/8/02
-----------------
                       Chairman of the Board of
                       Directors, President, and Director
                       (Principal Executive, Officer
                       and Principal Operating Officer)

/s/ Lawrence Henry                                               3/8/02
------------------
                       Vice President and Director

/s/ Michael Lasako                                               3/8/02
------------------
                       Treasurer/Secretary/Director

EXHIBIT 3.1       CERTIFICATE OF CORPORATE CHARTER



                               SECRETARY OF STATE


                                 STATE OF NEVADA



                                CORPORATE CHARTER



     I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that TWO THOUSAND AND ONE., INC. did on JULY 10, 2000, file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.



                              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, in Las Vegas, Nevada, on JULY 10, 2000.


                                    /s/Dean Heller

                                    Secretary of State

                                    By /s/Laurie M. Burgess

                                    Certification Clerk

EX. 3.2                             By Laws of Registrant










                                   BY LAWS of
                           Two Thousand and One, INC.

                                TABLE OF CONTENTS





ORGANIZATION ACTION TAKEN BY INCORPORATOR:

         Copy of Certificate of Incorporation                             1
         Receipt of  Secretary of State                                   2
         Meeting of Incorporators' Organizational Meeting                 3
         By-Laws:

               Shareholders' Meetings                      BL 1
               Directors                                   BL 2
               Officers                                    BL 3
               Certificates                                BL 4
               Seal                                        BL 5
               Amendments                                  BL 6
               Offices                                     BL 7

FIRST MEETING OF BOARD OF DIRECTORS

         Minutes of Meeting                                               4
         Election of Officers                                             4
         Specimen of Stock Certificate                                    5A
         Waiver of Notice                                                 9

FIRST MEETING OF SHAREHOLDERS:

         Minutes of Meeting                                              10
         Waiver of Notice                                                12

                         CERTIFICATE OF INCORPORATION OF
                           Two Thousand and One, INC.

                      RECEIPT ISSUED BY SECRETARY OF STATE









                        NAME: TWO THOUSAND AND ONE., INC.












FILE TYP/NR C  18689-2000 ST NEVADA           INC ON JUL 10, 2000 FOR
PERPETUAL STATUS: ARTICLES FILED              : 07-10-00 NUMBER OF PAGES
 FILED: 1                                     LMB TYPE: REGULAR
  PURPOSE: ALL LEGAL ACTIVITIES
  $125 P/U 1CC                                CAPITAL:          $10,000
            PAR SHRS: 10, 000,000 PAR VAL.    $.001 NR NO      ARTICLES F
RA NBR: 101653
   NO OFFICERS LISTED
 RA DARYL RASMUSSEN                                        ACCEPTED 071000
     1212 HOPE RANCH LANE                                  LAS VEGAS    NV 89134
  FILER DARYL RASMUSSEN
     1212 HOPE RANCH LANE                                  LAS VEGAS    NV 89134
  CMD?
PA1=MENU                        PF2=NEXT CORP            PF5=END INQ PF7=LOOKUP

                            MINUTES OF INCORPORATOR'S
                             ORGANIZATIONAL MEETING

     The organization meeting of the incorporator of TWO THOUSAND AND ONE, INC. was held at 5 Morningstar Road, S.I. N.Y. 10302, on July 20,2000, at 6:00 o'clock in the P.M.

     The incorporator, George Lasako (was present in person) The following action was taken:

     1. A true copy of the Certificate of Incorporation, the original of which had been filed by the Secretary of Slate, of the State of Nevada, on the day of July 10,2000, was inserted in the minute book of the corporation.

     2. The original receipt showing payment of the statutory organization tax and filing fee was inserted in the book of the corporation.

     3. By-laws relating to the business of the corporation, the conduct of its affairs, and the rights and powers of its shareholders, directors and officers, were adopted as and for the by-laws of the corporation, and a copy of the same was appended to this instrument.

                      BY-LAWS OF TWO THOUSAND AND ONE, INC.

                         ARTICLE I. SHAREHOLDERS MEETING

Section 1. Annual Meeting.

     The annual meeting of the shareholders shall be held within five months after the close of the fiscal year of the Corporation, for the purpose of electing directors, and transacting such other business as msry properly come before the meetings.

Section 2. Agenda at the Shareholders' Annual Meeting.

         (a) Calling the meeting to order;
         (b) Roll call;
         (c) Reading the minutes of the last meeting;
         (d) Reports of the Officers;
         (e) Reports of the Committees;
         (f) Election of the Directors;
         (g) Adjournment

Section 3. Special Meetings.

     Special meetings of the shareholders may be called at any time by the Board of Directors or by the President or the Secretary at the written request of the holders at fifty percent (50%) of the shares then outstanding and entitled to vote thereat, or as otherwise required under the provisions of the Business Corporation Law.

Section 4. Place of Meetings.

     All meetings of shareholders shall be held at the principal office of the Corporation, or at such other places within or without the State of Nevada as shall be designated in the notices or waivers of not ices of such meetings.

Section 5. Notice of Meetings

     (a) Written notice of each muting of shareholders, whether annual or special, stating the time and when and place it is to be held, shall be served either personally or by mail, not less than ten or more than fifty days before the meeting, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called, and shall indicate that it is being issued by, or at the direction of, the person or persons calling the meeting. If, at any meeting, action is proposed to be taken that would, if taken, entitle shareholders to receive payment for their shares pursuant to the Business Corporation Law, the notice of such meeting shall include a statement of that purpose and to that effect. If mailed, such notice shall be directed to each such shareholders of the Corporation, unless he shall have previously filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which such case, if mailed to the address designated in such request.




                  BY-LAW -1

     b) Notice of any meeting need not be given to any person who may become a shareholder of record after the mailing of such notice and prior to the meeting, or to any shareholder who attends such meeting, in person or by proxy, or to any shareholder who, in person or by proxy, submits a signed waiver of notice 4;ither before or after such meeting. Notice of any adjourned meeting of shareholders need not be given, imless otherwise required by statute.

Section 6. Quorum of Shareholders.

     (a) Except as otherwise provided herein, or by statute, or in the Certificate of incorporation (such Certificate and any amendments thereof being hereinafter collectively referred to as the `Certificate of Incorporation"), at all meetings of shareholders of the Corporation, the presence at the commencement of such meetings in person or by proxy of shareholders holding of record a majority of the total number of shares of the Corporation then issued and outstanding and entitled to vote, shall be necessary and sufficient to constitute a quorum for the transaction of any business. The withdrawal of any shareholder after the commencement of a meeting shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

     (b) Despite the absence of a quorum at any annual or special meeting of shareholders, the shareholders, by a majority of votes cast by the holders of shares entitled to vote thereon, may adjourn the meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called if a quorum had been present. However, if after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record d ate.

Section 7. Votina.

     (a) Except as otherwise provided by the statute or by the Certificate of Incorporation, or a ay corporate action, other than the election of directors to be taken by vote of the shareholders, shall be a ithorized by a majority of votes cast at a meeting of the shareholders by the holders of shares entitled to v Dte thereon. Election of directors shall be accomplished by a candidate receiving a plurality of the votes cast at a shareholder's meeting by the shareholders meeting by the shareholders entitled to vote in the e ection.

     (b) Except as otherwise provided by the statute or by the Certificate of Incorporation, at each meeting of shareholders, each holder of record of stock of the Corporation entitled to vote thereat, shall be entitled to one vote for each share of stock registered in his name on the books of the Corporation. Upon demand of the shareholders holding ten percent (10%) in interest of the shares, present in person or b;r proxy, and entitled to vote, and voting shall be by ballot.

Section 8. Proxies.

     Each shareholder entitled to vote or to express content or dissent without a meeting, may do so by proxy; provided, however, that the instrument authorizing such proxy to act shall have been e):ecuted in writing by the shareholder himself, or by his attorney--in-fact thereunto duly authorized in w7ting. No proxy shall be valid after the expiration of eleven months from the date of execution, unless the persons executing it shall have specified therein the length of time it is to continue in force. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation.


                  BY-LAW- 2

Section 9. Action Without Meeting.

     Any resolution in writing, signed by all of the shareholders entitled to vote thereon, shall constitute action by such shareholders to the effect therein expressed, with the same force and effect as if the same has been duly passed by unanimous vote at a duly called meeting of shareholders, and such resolutions so signed shall be inserted in the minute book of the Corporation under its proper date.


BY-LAWS-3


                              ARTICLE 11. DIRECTORS

                               Section 1. Number.

     The affairs and the business of the Corporation, except as otherwise provided in the Certificate of Incorporation, shall be managed by the Board of Directors. The number of the directors of thr, Corporation shall be three (3) unless and until otherwise determined by the vote of a majority of the en tire Board of Directors. The "entire Board" as used in this article shall mean the total number of directors which the Corporation would have if there were no vacancies. The number of directors shall not be less than three, unless all of the outstanding shares are owned beneficially and of record by less than three shareholders, in which event the number of directors shall not be less than the number of shareholders.

Section 2. How Elected.

     At the annual meeting of shareholders, the person duly elected by the votes cast at the election held thereat shall become the directors for the ensuring year.

Section 3. Term of Office and Qualifications.

     The term of the office of each of the directors shall be until the next annual meeting of the shareholders and thereafter until a successor has been elected and qualified. Each director shall be at ler.-st eighteen years of age.

Section 4. Duties of Directors.

     The Board of Directors shall have the control and general management of the affairs and business of the Corporation unless otherwise provided in the certificate Incorporation. Such directors shall in all cases act as a Board regularly convened by a majority, and they may adopt such rules and regulations for the conduct of their meetings, and the management and business of the Corporation as the may deem proper, not inconsistent with these By-Laws and the Laws of the State of New York.

Section 5. Director's Meetings.

     Regular meetings of the Board of Directors shall be held immediately following the an,iual meetings of the shareholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time and must be called by the President of the Secretary upon the written request of two directors. All meetings, both regular and special, shall be held at the principal office of the Corporation or at such other location, within or without they State of Nevada, as the Board of the Directors may from time to time determine.

Section 6. Notice of Meetings.

     Notice of the place, day and hour of every regular and special meeting shall be given to each director by delivering the same to him personally or sending the same to him telegraph or leaving the sane at his residence or usual place of business, at least one (1) day before the meeting, or shall be mailed to -ach director, postage prepaid and addressed to him at the last known Post Office address according to the! records of the Corporation, at least three (3) days before the meeting. No notice of any adjourned meeting of the Board of Directors needs to be given other than by announcement at the meeting, subject to the; provisions of Section 7 of this Article.


BY-LAWS-4

Section 7. Quorum of Directors.

     At any meeting of the Board of Directors, except as otherwise provided by the Certificate o F Incorporation, or by these By-Laws, a majority of the Board of Directors shall constitute a quorum for the transaction of business. However, a lesser number, when not constituting a quorum, may adjourn the rr eeting until a quorum shall be present or represented.

Section 8. Director and Committee Action by Conference Telephone.

     Any one or more members of the Board of Directors, or of any committee thereof, may participate in a meeting such Board of committee by means of conference telephone or similar equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence at such a meeting.

Section 9. Voting.

     Except as otherwise provided by statute, or by the Certificate of Incorporation, or by these By-Laws, the affirmation vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be necessary for the transaction of any item of business thereat. Any resolution in writing, signed by all of the directors entitled to vote thereon, shall constitute action by such directors to the effect therein expressed, with the same force and effect as if the same had been duly passed by unanimous vote at duly called meeting of directors and such resolution so signed shall be- inserted in the minute book of the Corporation under its proper date.

Section 10. Vacancies.

     Unless otherwise provided in the Certificate of Incorporation, vacancies in the Board of Directors occurring between annual meetings of the shareholders, other than vacancies due to the removal of directors without cause, shall be filled for the unexpired portion of the term by a majority vote of the remaining directors, even though less than a quorum exists. Vacancies occurring in the Board by reason of th e removal of directors without cause may be filled only by vote of the shareholders. A director so elected shall hold office for the unexpired term if his predecessor, and until his successor has been elected and qL: alified.

Section 11. Removal of Directors.

     Any or all of the directors may be remove, either with or without cause at any time by a vote of the shareholders at any meeting called for such purpose, and another director, or more than one may be elected by such shareholders in the place of the directors (s) so removed, to serve for the remainder of thoe term.

Section 12. Resignation.

     Any director may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the Corporation. Unless otherwise specified in such written notice, such re,-ignation shall take effect upon receipt thereof by the Board of Directors or such officer, and the ao;eptance of such resignation shall not be necessary to make it effective. However, such resignation will not be effective to discharge any accrue obligations or duties of a director.


BY-LAWS-5

Section 13. Salary

     No stated salary shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixes sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board, provided, that nothing herein contained shall be constructed to prevent any director from serving the Corporation in any other capacity and receiving compensation therefore.

S,zction 14. Contracts.

     (a) No contract or other transaction between this Corporation and any other Corporation shall be impaired, affected, or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or ar e directors or officers of such other Corporation, provided that such facts are disclosed or made known to the Board of Directors.

     (b) Any director, personally and individually, may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not cc unting the vote of any such director) of a majority of a quorum, not withstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     (c) However, if there was no such disclosure or knowledge, or if the vote of such in :erested director was necessary for the approval of such contract or transaction at a meeting of the Board or committee at which it was approved, the Corporation may avoid the contract or transaction, unless the party or parties thereto shall establish affirmatively that the contract or transaction was fair and reasonable as to the Corporation, at the time it was approved by the Board, a committee or the shareholders.

Section 15. Committees.

     The Board of Directors, by resolution adopted by a majority of the entire Board, may be designated from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, which such powers an I authority (to the extent permitted by law) as may be provided in such resolution. Each committee shall serve at the pleasure of the Board of Directors.

BY-LAWS-6

                              ARTICLE III. OFFICERS

                         Section 1. Number of Officers.

     The officers of the Corporation shall consist of a President, a Secretary, a Treasurer, and such other officers, including a Chairman of the Board of Directors, and one or more Vice Presidents, as the Board of Directors may be, but is not required to be, Director of the Corporation. Any officer may hold more than one office except the same person may not hold the office of President and Secretary.

Section 2. Election of Officers.

     Officers of the Corporation shall be elected at the first meeting of the Board of Directors. Thereafter, and unless otherwise provided in the Certificate of Incorporation, the officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the anlual meeting of shareholders and shall hold office for one year and until their successors have been duly elected and qualified.

Section 3. Removal of Officers.

     Any officer elected by the Board of Directors may be removed, with or without cause, anJ a successor elected, by a vote of the Board of Directors. Any officer elected by the shareholders may be removed, with or without cause, and a successor elected, only by a vote of the shareholders. Acclitionally, an officer elected by the shareholders may have his authority suspended, for cause, by the Board of Directors.

Section 4. President.

     The President shall be the chief executive officer of the Corporation and shall have general charge of business, affairs and property thereof; subject to direction of the Board of Directors, and shall have general supervision over its officers and agents. He shall, if present, preside at all meetings of the Board of Directors in the absence of a Chairman of the Board and at all meetings of shareholders. He mE y do and perform all acts incident to the office of President.

Section 5. Vice President.

     In the absence of or inability of the President to act, the Vice President shall perform the du :ies and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

Section 6. Secretary.

The Secretary shall:

     (a) Keep the minutes of the meetings of the Board of Directors and of the shareholders in appropriate books.

     (b)Give and serve all notice of all meetings of the Corporation.

     (c) Be custodian of the records and of the seal of the Corporation and affix the latter to such instruments or documents as may be authorized by the Board of Directors.

BY-LAWS-7

     (d) Keep the shareholder records in such a manner as to show at any time the amount of sh ares, the manner and the time the same was paid for, the names of the owners thereof alphabetically an-anged and their respective places of residence, or their Post Office addresses, the number of shares owned by each of them and the time at which each person became an owner, and keep such shareholder re(*rds available daily during the usual business hours at the office: of the Corporation subject to the inspection of any person duly authorized, as prescribed by law.

     (e) Do and perform all other duties incident to the office of Secretary.

Section 7. Treasurer.

     The Treasurer shall:

     (a) Have the care and custody of and be responsible for all of the funds and securities of the Corporation and deposit such funds in the name and to credit ofthe Corporation in such a bank and safe deposit vaults as the directors may designate.

     (b) Exhibit at all reasonable times his books and accounts to any director or shareholder of the Corporation upon application at the office of the Corporation during business hours.
     (c) Render a statement of the condition of the finances of the Corporation at each stated meeting of the Board of Directors if called upon to do so, and a full, report at the annual meeting of shareholders. He shall keep at the office of the Corporation correct: books of account of all its business and transaction and such books of account as the Board of Directors may require. He shall do and perform all other duties incident to the office of Treasurer.

     (d) Give the Corporation security for the faithful :performance of his duties in such sum and with such surety as the Board of Directors may require.

So.-tion 8. Duties of Officers May be Delegated

     In the case of the absence of any officer of the Corporation, or for any reason the Board may deem sufficient, the Board may, except as otherwise provided in these By-Laws, delegate the powers of ;uch officers to any other officer or any director for the time being, provided a majority of the entire Board concur therein.

Sei:tion 9. How Filled.

     Should any vacancy in any office occur by death, resignation or otherwise, the Board of Directors may appoint any qualified person to fill such vacancy, without undue delay, at its next regular meeting or at a special meeting called for that purpose, except as otherwise provided in the Certificate of Incorporation.

Section 10. Compensation of Officers.

     The officers shall receive such salary or compensation as may be fixed and determined by the Board of Directors, except as otherwise provided in the Certificate of Incorporation. No officer shall be precluded from receiving any compensation by reason of the fact that he is also director of the Corporation.


BY-LAWS-8

                  ARTICLE IV. CERTIFICATES REPRESENTING SHARES.

Section 1. Issue of Certificates Reuresentina Shares.

     The President shall cause to be issued to each shareholder one or more certificates, under tho seal of the Corporation, signed by the President (or Vice President) and the Treasurer (or Secretary) certifying the number of shares owned by him in the Corporation. Each certificate shall state upon the face thereof. (1) That the Corporation is formed under the laws of this state. (2) The name of the person or persons to whom issued. (3) The number and class of shares, and the designation of the series, if any, which such certificate represents. Any restrictions upon transfers imposed by the Corporation should be conspicuously noted on the certificate.

Section 2. Lost, Destroyed and Stolen Share Certificates.

     The holder of any certificate representing shares of the Corporation shall immediately notify the Corporation of any loss, destruction or wrongful taking of the certificate representing the same. Th e Corporation may issue a new certificate in place of any certificate thereto issued by it, alleged to have bom lost, destroyed or wrongfully taken. On production of such evidence of loss as the Board of Directors in its discretion may require, the Board of Directors may require the owner of the missing certificate, or his legal representatives, to give the Corporation a bond in such sum as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claims, lo,s, liability or damage it may suffer on account without requiring any such evidence or bond when, in the judgment of the Board of Directors, it is proper to do so.

Section 3. Transfers of Shares.

     (a) Transfers of shares of the Corporation shall be made on the shares of the records of they Corporation only by the holder of the record thereof, in person or by his duly authorized attorney, upon SUIrender for cancellation of this certificate or certificates representing such shares, with an assignment or pa,ver of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

     (b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or nor: it shall have express or other notice thereof, excepts as otherwise expressly provided by law.


BY-LAWS 9

                                 ARTICLE V. SEAL

                     The seal of the Corporation shall be as
                                    follows:



                          ARTICLE VI. IMDEMNIFICATION


     Our by-laws provided for the indemnification of officers to the fullest extent possible under Nevada Law against expenses (including attorney's fees), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of Two Thousand and One. We also granted the power, to the maximum extent and in the manner permitted by Nevada Revised Statutes, to indemnify each of our employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any IiLWSuits arising by reason of the fact that such person is or was an of Two Thousand and One.

     Our Certificate of Incorporation limits or eliminates the personal liability of officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of Nevada Revised Statutes.

                  ARTICLE VII. DIVIDENDS OR OTHER DISTRIBUTIONS

     The Corporation, by vote of the Board of Directors, may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares to the extent as provided and permitted by law, unless contrary to any restriction contained in the Certificate of hicorporation.

                  ARTICLE VIII. NEGOTIABLE INSTRUMENTS

     All checks, notes or other negotiable instruments shall be signed on behalf of this Corporation by such of the officers, agents and employees as the Board of Directors may from time to time designate, except as otherwise provided in the Certificate of Incorporation.


                             ARTICLE XI. FISCAL YEAR

     The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.


BY-LAWS 10

                              ARTICLE X. AMENDMENTS

Section l. By Shareholders

     All by-laws of the Corporation shall be subject to alteration or repeal, and new by-laws may be made, by a majority vote of the shareholders at the time entitled of directors.

Section 2. By Directors.

     The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, the by-laws of the Corporation; provided, however, that the shareholders entitled to vote with respect thereto, as in this Article X above provided, may alter, amend or repeal by-laws made by the Board oi'Directors; except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the by-laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal from the removal by the shareholders. If any by-law regulating an impending election. of directors is adopted, amended or repealed by the Board of Directors, there shall be seat forth in the notice of the next meeting of the shareholders for the elution of directors, the by-law so adopted, amended or repealed, together with a concise statement of the changes made therein.

ARTICLE XI. OFFICES

     The offices of the Corporation shall be located in the City, County and State designated in the Certificate of Incorporation. The Corporation may also maintain offices at such other places within or without the United States as the Board of Directors may, from time to time, determine.

     The undersigned Incorporator certifies that he has adopted the foregoing by-laws as the first by-laws of the Corporation, in accordance with the requirements of the Business Corporation Law.

Dated. 07/21/00


George Lasako
----------------
Incorporator



BY-LAWS 11

EX. 4.1  Specimen Common Stock Cerificate



      Specimen            INCORPORATED UNDER THE LAWS OF

                               THE STATE OF NEVADA


                           TWO THOUSAND AND ONE., INC.


                             TOTAL AUTHORIZED ISSUE

                   10,000,000 COMMON SHARES AT $.001 PAR VALUE


This Certifies that______________________________________ is the registered holder of_____________________________________ Shares of the above named Corporation full paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person of by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this_______ day                     of____________A.D.__________________

___________________________                 ______________________________
      Secretary-Treasurer                               President

EX. 4.2  Specimen of Class A Redeemable Common Stock Purchase Warrants



   Specimen
                         INCORPORATED UNDER THE LAWS OF

                               THE STATE OF NEVADA


                           TWO THOUSAND AND ONE., INC.


                             TOTAL AUTHORIZED ISSUE

                     800,000 Class A Redeemable Common Stock
                        Purchase Warrants At $0 Par Value


This Certifies that______________________________________ is the registered holder of_____________________________________ Shares of the above named Corporation full paid and non-assessable transferable only on the books of the Corporation by the holder hereof in person of by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto
affixed this_______ day                     of____________A.D.__________________

___________________________                 ______________________________
      Secretary-Treasurer                                       President

EX. 4.5                  Form of Warrant Agreement with the Warrant Agent



     WARRANT AGREEMENT BETWEEN TWO THOUSAND ONE, INC. AND OLDE MONMOUTH TRANSFER CO., INC. (Warrant Agent) Agreement made his day of , 2001 by and among Two Thousand One, Inc., a Nevada Corporation, and Olde Monmouth Transfer Co., Inc. a New Jersey Corporation ("Warrant Agent"), with reference to the following facts and circumstances:

     WHEREAS the Company is distributing up to of 800,000 Series A warrants, each giving the right to purchase I share of Common Stock, such rights to be evidenced by a Common Stock Purchase Warrant (the "Warrant);

     WHEREAS in connection with the distribution, the Company will issue up to (800,000 Series A warrants) to purchase an aggregate of 800,000 shares of common stock (the "Warrant Shares");

     WHEREAS,   the  Company   desires  to  provide  for   issuance  of  warrant
certificates (the "Warrant Certificates") representing up to 800,000 warrants (800,000 Series A warrants).

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Warrants.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, it is agreed that:

     Each Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate, the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent to purchase one share of Common Stock of the Company on exercise thereof, subject to modification and adjustment as provided below.

     The Warrant Agent shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement.

     The Warrant Certificates shall be substantially in the form attached as Exhibit A. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

     The Warrant Certificates shall be countersigned, by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     Each Class A warrant entitles the holder to purchase one share of common stock at a purchase price of $1.00 per share. No fractional shares will be issued upon exercise of the warrant.

     The Class A, warrant is exercisable for a six month period commencing from (the effective date of the offering), Unless exercised, the warrant will automatically expire 6 months from the effective date of the offering. Two Thousand One, Inc. reserves the right to extend the warrant exercise period and/or to reduce the exercise price by up to 50%, upon 30 days prior written notice to the Warrant Holders. Two Thousand and One, Inc. reserves the right to redeem the warrant if the average bid price of the common stock for 7 trading days during a 10 consecutive trading day period is greater than 20% above the respective exercise price, at a per warrant price of $.01. Notice of any redemption will be mailed to the holders thereof at their addresses of record. Any holder who does not exercise his warrant prior to the time the warrant is redeemed after notice by Two Thousand One, Inc. may, at any time, or from time to time, at it's option and on 30 days prior written notice mailed to the Warrant Holders, redeem, in whole or in part, the warrant at a price of $0.01 per A warrant.

     The warrant is in registered form and may be sold, assigned or conveyed separately and apart from the common stock component of the units.

     The exercise of one warrant will be necessary to enable the holder to purchase one share of common stock.

     The holders of the warrant are protected against dilution of their interests represented by the number of shares of common stock underlying the warrants upon the occurrence of certain events, including stock dividends, splits, mergers, reclassifications, and sale of shares of common stock below the then book value, other than sale to employee benefit and stock option plans.

     The holders of the warrant have no right to vote on matters submitted to shareholders of the company and have no right to receive dividends. The holders of the warrants are not entitled to share in the assets of Two Thousand One, Inc. in the event of liquidation, dissolution, or the winding up of Two Thousand One, Inc.'s affairs.

     The Company covenants that it will at all times reserve and have available from its authorized Common Stock such numbers of shares as shall then be assumable on the exercise of all outstanding Warrant. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

     In the absence of an applicable exemption, Two Thousand One, Inc. is required to have a current, effective registration statement on file with the Securities and Exchange Commission and have satisfied the "Blue Sky" registration requirements of the applicable regulatory authority of the state in which the holder of a warrant resides, in order for the holder to exercise the warrant. Therefore, Two Thousand One, Inc. will be required to file post-effective amendments to its registration statement when subsequent events require such amendments in order to continue the registration of the shares of common stock underlying the warrants. Although it is the intention of Two Thousand One, Inc. to both maintain a current prospectus and meet the requirements of the appropriate state regulatory authorities during the term of the warrant there can be no assurance that Two Thousand One, Inc. will be in a position to keep its registration statement current and effective or to meet the requirements of any state regulatory authority.

     In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Certificates of Warrant Shares required upon exercise for the Warrant and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent, for shares of Common Stock or other capital stock issuable upon exercise of the Warrant and of each successor transfer agent.

     The Warrant Agent shall keep transfer books at its Corporate Office which shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for registration of transfer of exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transfer in form satisfactory to the Warrant Agent. The established transfer fee for any registration for transfer or Warrant Certificates shall be paid by the Registered Holder or the person presenting the warrant certificate for transfer. The Company may also require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

     All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificates as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

     On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall, execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In case of loss, theft or destruction of any Warrant Certificate, the individual requesting re-issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent, and also to post an open-penalty insurance bond. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     This Warrant Agent Agreement shall be incorporated by references on the Warrant Certificates. This Warrant Agent shall act hereunder an agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization or the Warrant Certificates or the Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Warrant.

     The Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjustments.

     The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by proper or parties,
(ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     The Company agrees to indemnify the Warrant Agent against any and all losses, expense and liabilities which the Warrant Agent may incur in connection with the delivery of copies of the Company's prospectus to exercising Registered Holders upon the exercise of any Warrants. The Company agrees to pay the Warrant Agent all compensation for its services hereunder and to reimburse the Warrant Agent for its expenses as set forth in the attached fee schedule. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

     The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on 30 days' prior written notice to the other party.

     The Warrant Agent, is officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     The Warrant Agent and the Company may be supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision to mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interest of the holders of Warrant Certificates. All notices, demands, elections, opinions or request (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, telegram or cable to, in case of the Company:

Two Thousand One, Inc. 5 Morningside Road Staten Island, NY 10302 and in the case of the Warrant Agent:

     Olde  Monmouth   Transfer  Agent  77  Memorial  Pkwy,  Suite  101  Atlantic
     Highlands, NJ 07716

and it to the Registered Holder of a Purchase Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

     This Agreement shall be binding upon the inure to the benefit of the Company, the Warrant Agent and their respective successors, and assigns, and the holders from time to time of Purchase Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any rights, remedy or claim or to impose on any other person any duty, liability or obligation.

     The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government, authority or otherwise, such holding declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms and the affect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other motion or occurrence.

     This Agreement shall be consumed and enforced in accordance with, and governed by, the laws of the State of New Jersey. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or discharged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date above written.
Two Thousand One, Inc.

George Lasako, President




WARRANT AGENT


OLDE MONMOUTH TRANSFER CO, INC.

Matthew Troster, President

EX. 4.6

RESOLUTION OF APPOINTMENT AS TRANSFER AGENT AND REGISTRAR

Name of Corporation:TWO THOUSAND ONE, Inc..

     RESOLVED, that OLDE MONMOUTH STOCK TRANSFER Co., INC. is hereby appointed as Transfer Agent and Registrar for the shares of stock of this Corporation set forth below, to act in accordance with its general practice and with the procedures set forth in the pamphlet submitted to this meeting entitled, "Olde Monmouth Stock Transfer Co., Inc.-Documentation, Regulations and Procedures for the Transfer and Registration of Stock and the Disbursement of Dividends", which pamphlet the Secretary is directed to mark for identification and file with the records of the Corporation.

Class of Stock         Shares Authorized     Shares           Shares Covered By
and Par Value              By Charter        Outstanding      This Appointment

Common Stock
$.001 par value            10,000,000                         All covered

     I, the undersigned, Secretary of the above named Corporation DO HEREBY CERTIFY that the foregoing is a true copy of a Resolution duly adopted by the Board of Directors of said Corporation at a meeting thereof on 21st July, 2000 , at which a quorum was present and voted, and that said Resolution is still in force and effect;

AND I DO FURTHER CERTIFY:

     The shares covered by this appointment, as set forth in the foregoing Resolution, include shares reserved for the original issuance as follows (if none, so state)

NATURE OF RESERVE                   ,       NUMBER OF SHARES

         None                                  None
        (CORPORATE SEAL)



Secretary

Michael Lasako

EX. 5.1

MANUEL & JONES, P.C.
                                ATTORNEYS AT LAW
                           230 Park Avenue Suite 1000
                             New York New York 10169
                                Tel: 212 808-6584
                                Fax: 212 808-3074
                        e-mail: manueljones93272@aol.com







Charles B. Manuel, Jr.                             Timothy F. Butler of Counsel
         Mobile: 917 699-9559                               Mobile: 203 981-0464

James C. Jones
         Mobile: 917 757-6774







                                                                March 8, 2002
Two Thousand and Two, Inc.
5 Morningside Road,
Staten Island, NY 10302

                             Re: Opinion of Counsel
Gentlemen:

     I refer to the registration statement and all amendments thereto on Form S13-2 ( the "Registration Statement") to be filed by Two Thousand and Two, Inc. (the "Company") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended. Said Registration Statement relates to an offering of Units comprised of Common Stock ($.001 par value) and redeemable Class A warrants to purchase shares of common stock to be sold by the Company. The Company has not assigned a value to the warrants. As Counsel to the Company, I have examined such corporate records, documents and such questions of law as I have considered necessary or appropriate for the purposes of this opinion, and, upon the basis of such examination, advise you that in my opinion the:

     1. 800,000 shares of $.001 par value Common Stock; and

     2. 800,000 shares of Common Stock issuable upon the exercise of the Class A Redeemable Warrants included in the units being offered, have been duly and validly authorized and when sold in the manner contemplated by the Registration Statement, and upon the receipt by the Company of payment therefor as provided in the Registration Statement, the aforesaid securities will be legally issued, fully paid and non-assessable.

                                                      Very truly yours,


                                                      James C. Jones, Esq.


JCJ:cp

EXHIBIT 10.1


                               OLDE MONMOUTH STOCK
                                ESCROW AGREEMENT

     AGREEMENT, made as of the day of , by and among the persons and/or entities whose names and address appear on schedule "A" annexed hereto (hereinafter collectively the "Parties") and Olde Monmouth Stock Transfer Co., Inc., (the "Escrow Agent"). 77 Memorial Pkwy Atlantic Highlands, NJ 07716

                                   WITNESSETH

     WHEREAS, the Parties proposes to establish an escrow with the Escrow Agent, and the Escrow Agent is willing to establish such escrow on the germs and subject to the conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained, the parties hereto hereby agree as follows:
     1. Information sheet, Schedules "A", "B" and "C" attached hereto, as hereinafter more particularly defined (sometimes collectively the "Information Sheet") are incorporated herein and made a part of this Agreement by reference thereto.
     (a) Schedule. "A" - Schedule "A" identifies the parties who desires to establish the escrow, as more particularly defined herein, with the Escrow Agent.
     (b) Schedule "B" - Schedule "Bee seta forth certain terms not otherwise defined.
     (c) Schedule "C" - Schedule "C" defines the amount and manner of payment of the Escrow Agents compensation, if any.

                     _ Establishment of the Escrow Account.

     2.1 The Escrow Agent shall establish a non-interest bearing escrow account at the bank and bearing the designation set forth on the Information Sheet (the "Escrow Account").
     2.2 The Parties by their signatures hereto have notified the Escrow Agent that the commencement date of the Offering Period (the "commencement Date") is
     2.3 The Offering Period, which shall be deemed to commence on the Commencement Date, shall. consist of the number of "calendar days or business days set forth on the Information Sheet. The Offering Period shall be extended by an Extension Period only if the Escrow Agent shall have received written notice thereof at least one (1) business day prior to the expiration of the Offering Period. The Extension period, which shall be deemed to commence on the next calendar day following the expiration: of the Offering Period, shall consist of the number of calendar days or business days set forth on the Information Sheet. The last day of the offering Period, or the last day of the Extension period (if the Escrow Agent has received written notice thereof as hereinafter provided), is referred to herein as the "Termination Date". Except as provided in Subsection 4.3 hereof, after the Termination Date the Parties shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective. purchasers. All notices to the Escrow Agent shall be signed by an authorised representative of the Parties (other than the Escrow Agent).

3. Deposits in the Escrow Account

     3.1 All amounts received from prospective purchasers of the Securities shall be deposited in the Escrow Account, which amounts shall be in the form of checks or wire transfers representing the payment of money. All checks deposited into the Escrow Account shall be made payable to, or endorsed in blank to, F/B/O Subscribers, tilde Monmouth, Escrow Agent". Any check pays e or erdorsed other than as required hereby shall be returned to the prospective purchaser if materially defective or returned by the bank. If the Escrow Agent has insufficient information to return such check, then the Parties shall supply such information to the Escrow Agent so as to permit the Escrow Agent to return such check to the prospective purchaser by noon of the Fifth (5th) business day following receipt of such check by the Escrow Agent, and such check shall be deemed not to have been delivered by the Escrow Agent pursuant to the terms of this Agreement. In the event that any portion of the offering price shall be payable by a promissory note or notes, such notes shall not be delivered to or accepted by the Escrow Agent, and the Minimum Dollar Amount (as defined in the Information sheet) shall be based solely on the cash portion of such offering price
     3.2 simultaneously with each deposit for the Escrow Account, the parties shall inform the Escrow Agent, in writing, of the name and address of the prospective purchaser, the number of securities subscribed for by such purchaser, and the aggregate dollar amount of such subscription (collectively the "Subscription Information").
     3.3 The Escrow Agent shall not be required to accept for deposit into the Escrow Account checks which are not accompanied by the appropriate Subscription Information. Wire transfers representing payments by prospective purchasers shall not be deemed deposited in the Escrow Account until the Pscrow Agent has received, in writing, the Subscription Information required with respect to such payments.
     3.4 The Escrow Agent shall not be tequired to accept any amounts representing payments by prospective purchasers, whether by check or wire transfer; except during the banks regular business hours.
     3.5 Amounts deposited in the Escrow Account which are available for withdrawal by the Escrow Agent in accordance with applicable law are heroin referred to as the "Fund".
     3.6 The Escrow Agent shall refund any portion of the Fund prior to disbursement of the Fund in accordance with Section 4 hereof upon instructions, in writing, signed by the parties.

4. Distributions of Funds from the Escrow Account

     4.1 Subject to Section 4.3 below, in the event that at the close of regular banking hours on the Termination Date the amount in the Fund (a) shall be less than the Minimum Dollar Amount, or (b) shall represent the sale of less than the Minimum Share Amount, at indicated by the Subscription Information submitted to the Escrow Agent, then, in either such case, the Escrow Agent shall promptly refund to each prospective purchaser the amount of payment received from such purchaser which is then held in the Fund or which thereafter becomes available for withdrawal by the Escrow Agent in accordance with applicable law, without interest thereon and without deduction therefrom, and the Escrow Agent shall notify the Parties of its distribution of the Fund. Thereafter, as additional amounts are deposited into the fund, the Escrow Agent shall notify the parties of such tact in writing within a reasonable time thereafter and, upon receipt of written instructions signed by the Parties, shall disburse such additional amounts in accordance with the instructions. The parties shall proceed in this manner until the earlier of the Termination Date or the receipt by the Escrow Agent of funds from the sale units.
     4.2 Subject to Section 4.3 below, in the event that at any time up to the close of banking hours on the Termination Date, the amount in the Fund shall be at least equal to the Minimum Dollar Amount and shall represent the sale of not less than the Minimum Share Amount, the Escrow Agent shall notify the Parties of such fact, in writing, within a reasonable time thereafter. The Escrow 1qeat shall hold the Fund until. the Escrow Agent receives instructions, in writing, signed by the parties with regard to the disbursement of the Fund
     4.3 in the event that the Escrow Agent has on hand at that close of business on the Termination Date any amounts which have not become available for withdrawal by the Escrow Agent in accordance with applicable law which when added to the Fund would raise the amount in the Fund to the Minimum Dollar Amount and result in the fund representing the sale of the Minimum Share Amount, then, in such event, a period of time as established in accordance with applicable law, if any, may be utilized to allow such amounts to become available for withdrawal by the Escrow Agent in accordance with such applicable law (the "Collection Period"). During the Collection Period, the parties shall not deposit, and
                  0F/31/2001 11:44 1-732-872-2728
                  OLDE MONMOUTH STOCK
                  PAGE 04
the Escrow Agent shall not accept, any additional amounts; provided, however, that such amounts which were received by the Part#es-by the close of business on the Termination Date may be deposited with the Escrow Agent's bank by noon of the next business day following the Termination Date.
     It at the clone of business on the last day of any collection Period an amount sufficient to raise the amount in the Fund to the Minimum Dollar Amount and which would result in the Fund representing the style of the Minimum Share Amount shall not have become available for withdrawal by the Escrow Agent in accordance with applicable law, then the Escrow Agent shall notify the Parties, in writing, of such fact and shall return all amounts then in the Fund, and any amounts which thereafter become available for withdrawal by the Escrow Agent in accordance with applicable law, to the prospective purchasers as provided in Subsection 4.1 hereof. If a sufficient amount has become available for withdrawal by the Escrow Agent by such time as hereinafter provided in this Subsection 4.3, then the parties shall proceed as provided in Subsection 4.2 hereof without regard to this Subsection 4.3.
     4.4 Upon disbursement of the Fund pursuant to the teas of this Section 4, the Escrow Agent shall be relieved of any and ail further obligations and released from any and all liability under this Agreement. It is expressly agreed and understood that in no event shall the aggregate amount of payments made by the Escrow Agent exceed the amount of the Fund.
                  S.
                  [GRAPHIC OMITTED]
     it is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature, and that:
     5.1 The Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of this or any other Agreement.

     5.2 The Escrow Agent shall not be required to accept from the Parties any Subscription information pertaining to prospective purchasers unless such Subscription information is accompanied by check or wire transfers representing the payment of money, nor shall the Escrow Agent be required to keep records of any information with respect to payments deposited by the Parties except as to the amount of such payments; however, the Escrow Agent shall notify the Parties within a reasonable time of any discrepancy between the amount set forth in any subscription Information and the amount delivered to the Escrow Agent therewith. such amount need not be accepted or deposited in the Escrow Account until such discrepancy has bean resolved.
     5.3 The Escrow Agent shall be under no duty or responsibility to enforce collection of any shack delivered to it
                  0F/31/2001 11:44 1-732-872-2728
                  OLDE MONMOUTH STOCK
                  PAGE 05
hereunder. The Escrow Agent, within a reasonable time, may return to the parties any check received which is dishonored together with the 8tzbscription information, if any, which accompanied such check.
     5.4 The Escrow Agent shall be entitled to rely upon the accuracy, act in reliance upon the contents, and assume the genuiness, of any notice, instruction, certificate, signature, instrument or other document which is given to the Escrow Agent pursuant to this Agreement without the necessity it the Escrow Agent verifying the truth or accuracy thereof. The Escrow Agent shall not be obligated to make any inquiry as to the authority, capacity, existence or identity of any person purporting to give any such notice or instructions or to execute any such certificate, instrument or other document. The Escrow Agent shall not be called upon to advise any party to the wisdom in selling or retaining or taking or refraining from any action with respect to any funds deposited hereunder.
     5.5 Xn the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions with respect to the Escrow Account or the Fund which, in its sole determination, are in conflict either with other instructions received by ),t or with any provision of this Agreement, then, in such event, it shall be entitled to hold the Fund, or a portion thereof, in the Escrow Account pending the resolution of such uncertainty to the ESCROW Agent's sole satisfaction, by final judgment of a court or courts of competent jurisdiction or otherwise; or the Escrow Agent, at its solo option, may deposit the Fund (and any other amounts that thereafter become part of the Fund) with the Clerk of a court of competent jurisdiction in a proceeding to which all parties in interest are joined. Upon the deposit by the Escrow Agent of the Fund with the clerk of any court, the Escrow Agent shall be relieved of any and all further obligations and released from any and all liability hereunder.
     5.s The Escrow Agent shall not be liable for any error in judgement, action taken or omitted hereunder, or for the misconduct of any of its partner's, employees, agent's or attorneys appointed by it, except in the case of willful misconduct or gross negligence. The Escrow Agent shall be entitled to consult with counse4 of its own choosing, including itself, and shall not be liable for any action taken, suffered or omitted by it in accordance with the advice of such counsel.

     5.7 The Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Fund or any part thereof or to file any financing statement under the Uniform Commercial code or any similar regulatory or reporting agency or body used to perfect a security interest with respect to the Fund or airy part thereof.
     6. Amendment; Resignation. This agreement may be altered or amended only with the written consent of the parties and the Escrow Agent. The Escrow Agent may resign for any reason upon thirty (30) days' written notice to the Parties. should the Escrow Agent resign as herein provided, it shall not be required to accept any deposit, make any disbursement or otherwise pose of the fund, but its only duty shall be to hold the Fund for a period of not more than five (S) business days following the effective date of such resignation, at which time
(a) if a successor escrow agent shall have been appointed and written notices thereof (including the name and address of such successor escrow agent) shall have been given to the resigning Escrow Agent, the Escrow Agent shall pay over to the successor escrow agent the Fund, less any portion thereof previously paid out in accordance with this Agreement; or (b) if the resigning Escrow Agent shall not have received written notice signed by the Parties and a successor escrow agent, then the resigning Escrow Agent shall promptly refund the amount in the Fund to each prospective purchaser, together without interest thereon or deduction therefrom, and the resigning Escrow Agent shall. notify the Parties, in writing, of its liquidation and distribution of the Fund; whereupon, in either case, the Escrow Agent shall be relieved of all further obligations and released from any and all liability under this Agreement. without limiting the provisions of section a hereof, the resigning Escrow Agent .shall be entitled to be reimbursed by the Parties and the Parties shall be liable for any expenses incurred in connection with the Escrow Agent's resignation, the transfer of the Fund to a successor escrow agent or the distribution of the Fund pursuant to this Section 6.
     7. Representations and Warranties The Parties each represent and warrant to the Escrow Agent that:
     7.1 No party other than the parties hereto and the prospective purchasers have, or shall have, any lien, claim or security interest in the Fund or any part thereof.
     7.2 No financing statement under the Uniform commercial code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Fund or any part thereof.
     7.3 All of the information contained in the information sheet is, as of the date hereof, and will be, at the time of any disbursement of the Fund, true and correct in all material respects.
     7.4 The Subscription Information submitted with each deposit to the extent not rejected by either of the Parties shall, at the time of submission and at the time of the disbursement of the Fund, be deemed a representation and warranty that such deposit represents a bona fide sale to the purchaser described therein of the amount of securities set forth in such Subscription Information, subject to the terms of the offering.
     8. The Parties shall pay to the Escrow Agent, the Escrow Agent fee set forth on Schedule "C". In addition, the Parties agree to reimburse the Escrow Agent for any reasonable expanses incurred in connection with this Agreement.
     9. Indemnification and Contribution.,
     9.1 The Parties (the "Indemnitors"), jointly and severally, shall indemnify the Escrow Agent and its partners, employees, agents and attorneys (jointly and severally the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expanses, which the Indemnitees may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees arising out of or relating in any way to this Agreement or any' transaction to which this Agreement relates, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of the Indamitees.
     9.2 If the indemnification provided for in this section 9 is applicable, but for any reason id held to be unavailable, the Indemnitors shall contribute such amounts as are just and equitable to pay, or to reimburse the Indemnitees for, the aggregate of any and all losses, liabilities, costs, damages end expenses, including counsel fees, actually incurred by the Indemnitees as a result of or in connection with, and any amount paid in settlement of, any action, claim or proceeding arising out of or relating in any way to any actions or omissions of the Indemnitors.
     9.s The provisions of this Section 9 shall survive any termination of this Agreement, whether by disbursement of the Fund, resignation of the Escrow Agent or otherwise.
     10. Further Assurance.. The parties, jointly and severally, agree to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Escrow Agent from time to time reasonably may request in connection with the administration, maintenance, enforcement or adjudication of this Agreement in order (a) to give the Escrow Agent confirmation and assurance of the Escrow Agents rights, powers, privileges, remedies and interests under this Agreement and applicable law, (b) to better enable the Escrow Agent to exercise any such right, power, privilege or remedy, or (c) to otherwise effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Escrow Agent.
     11. Cumulative Rights. The rights and remedies granted to the Escrow Agent in this Agreement are cumulative and not exclusive, and are in addition to any and all other rights and remedies granted and permitted under and pursuant to law.
     12. No Waiver. The failure of any of the signatories hereto to enforce any provision hereof on any occasion shall not be deemed to be a waiver of any preceding or succeeding breach of such provision or any other provision.
     13. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the signatories hereto and no amendment, modification or waiver of any provision herein shall be effective unless in writing, executed by the party charged therewith.
     14. Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with and shall be governed by the laws of the State of (stow Jersey or Nev York?) without regard to the principles of conflicts of laws.
     15. Binding Effect., This Agreement shall bind and inure to the benefit of the parties, their successors and assigns.
     16. Assignment and Delegation of Duties. This Agreement may not be assigned by the parties hereto.. This Agreement is in the nature of a personal service contract and the duties imposed hereby are non-delegable.
     17. Paragraph Headings The paragraph headings herein have been inserted for convenience of reference only, and shall in no very modify or restrict any of the terms or provisions hereof.
     18. Notices. Any notice or other communication under the provisions of this Agreement shall be in writing, and shall be given by facsimile, or by postage prepaid, registered or certified mail, return receipt requested, by hand delivery with receipt acknowledged, or by the express mail service offered by the United states post office, directed to the parties at the addresses set forth in Schedule "A", and to the Escrow Agent at its address set forth above to the attention of Edward May or to any new address of which any party hereto shall have informed the others by the giving of notice in the manner provided herein. Such notice or communication shall be effective if shipped by mail, three (3) days after it is mailed within the continental. United states.
     19. Unenforceability and Severability. If any provision of this Agreement is found to be void or unenforceable by a court of competent jurisdiction, then the remaining provisions of this Agreement shall, nevertheless, be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.
     20. No Third Parties Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person shall have-any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.
     21. Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.


                  OLDE MONMOUTH STOCK TRANSFER CO., INC.

                  By.


                  By:

                                  SCHEDULE "A"




     All parties listed on this Schedule "A" are referred to, collectively and individually, as "the parties" throughout this Agreement.

The Parties to This Agreement are:

1.       Name:
         Address

1.       Name:
         Address

                                  SCHEDULE "B"

The Securities

Description of the Securities to be offered:

Minimum Amount Required for Distribution of the Escrow Account.

     Aggregate dollar amount which must be available for withdrawal by the Escrow Agent before the Escrow Account may be disbursed to the Issuer ("Minimum Dollar Account"): Total number of Units which must be subscribed for before the Escrow account may be disbursed to the Issuer ("Minimum Share Amount"):

3.       Plan of Distribution of the Securities

Offering Period:
Extension Period, if any:
collection Period, if any:

4.       The Escrow Account
Title of the Escrow Account:                      F/B/O
                                                  Olde Monmouth, Escrow Agent

Bank Name and Address:

                                  SCHEDULE "C"


     OLDE MONMOUTH STOCK TRANSFER CO., INC., as Escrow Agent under this Agreement, shall be paid a fee for its services hereunder, as follows: $ due upon the release of the funds from Escrow. Additionally, the Parties shall reimburse the Escrow Agent for all checks, checks returned and other charges, expenses and costs imposed by the bank.

  EX. 10.2                          Lease Agreement

THIS AGREEMENT BETWEEN CORNELIA ASSOCIATES LTD.

43 Wards Point Avenue
Staten Island N.Y.
10307 Tel- 718-9486225                                        as Landlord
and             GEORGE LASAKO dba Two Thousand And One, Inc.
                 5 Morningstar Road
                  Staten Island NY
                  10302                                        As tenant

WITNESSETH: The Landlord hereby leases to the Tenant the following premises:

5 Morningstar Road
1,000 sq/ft of building
Parking and security

for the term of One year
to commence from the First day of ;June 2000 xxxx and to end on the 30 day of
 May      2001 X1*xxxto be used and occupied only for
No Restrictions
upon the conditions and covenants following:
  1st.   That the Tenant shall pay the annual rent of     $30,000

     said rent to be paid in equal monthly payments in advance on the $ 2,500 day of each and every month during the term aforesaid, as follows:
I

     2nd. That the Tenant shall take good care of the premises and shall, at the Tenant's own cost and expense make all repairs and at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages by the elements excepted.
     3rd. That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premise:, for the correction, prevention, and abatement of nuisances or other grievances, in, upon, or connected with said premise:; during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of Fire Underwriters, or any other similar body, at the Tenant's own cost and expense.
     4th. That the Tenant, successors, heirs, executors or administrators shall not assign this agreement, or underlet or underlease the premises, or any part thereof, or make any alterations on the premises, without the Landlord's consent in writing; or occupy, or permit or suffer the same to be occupied for any business or purpose deemed disreputable or extra-hazardous on account of fire, under the penalty of damages and forfeiture, and in the event of a breach thereof, the term herein shall immediately cease and determine at the option of the Landlord as if it were the expiration of the original term.
     5th. Tenant must give Landlord prompt notice of fire, accident, damage or dangerous or defective condition. If the Premises can not be used because of fire or other casualty, Tenant is not required to pay rent for the time the Premises are unusable. If part of the Premises can not be used, Tenant must pay rent for the usable part. Landlord shall have the right to decide which part of the Premises is usable. Landlord need only repair the damaged structural parts of the Premises. Landlord is not required to repair or replace any equipment, fixtures, furnishings or decorations unless originally installed by Landlord.

Landlord is .got responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause net fully under Landlord's control.
     If the fire or other casualty is caused by an act or neglect of Tenant, Tenant's employees or invitees, or at the time of the fire or casualty Tenant is in default in any term of this Lease, then all repairs will be made at Tenant's expense and Tenant must pay the full rent with no adjustment. The cost of the repairs will be added rent.
     Landlord has the right to demolish or rebuild the Building if there is substantial damage by fire or other casualty. Landlord may cancel this Lease within 30 days after the substantial fire or casualty by giving Tenant notice of Landlord's intention to demolish or rebuild. The Lease will end 30 days after Landlord's cancellation notice to Tenant. Tenant must deliver the Premises to Landlord on or before the cancellation date in the notice and pay all rent due to the date of the fire or casualty. If the Lease is canceled Landlord is not required to repair the Premises or Building. The cancellation does not release Tenant of liability in connection with the fire or casualty. This Section is intended to replace the terms of New York Real Property Law Section 227.
     6th. The said Tenant agrees that the said Landlord and the Landlord's agents and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or making such repairs or alterations therein as may be necessary for the safety and preservation thereof.
     7th. The Tenant also agrees to permit the Landlord or the Landlord's agents to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that on and after the sixth month, next preceding the expiration of the term hereby granted, the Landlord or the Landlord's agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises "To Let" or "For Sale", and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.
     8th. That if the said premises, or any part thereof shall be deserted or become vacant during said term, or if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of the covenants herein contained, the Landlord or representatives may re-enter the said premises by force, summary proceedings or otherwise, and remove all persons therefrom, without being liable to prosecution therefor, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the premises on behalf of the Tenant, reserving the right to rent the premises for a longer period of time than fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.
     9th. Landlord may replace, at the expense of Tenant, any and all broken glass in and about the demised premises. Landlord may insure, and keep insured, all plate glass in the demised premises for and in the name of Landlord. Bills, for the premiums therefor shall be rendered by Landlord to Tenant at such times as Landlord may elect, and shall be due from, and payable by Tenant when rendered, and the amount thereof shall be deemed to be, and be paid as, additional rental. Damage and injury to the said premises, caused by the carelessness, negligence or improper conduct on the part of the said Tenant or the Tenant's agents or employees shall be repaired as speedily as possible by the Tenant at the Tenant's own cost and expense.

     10th. That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance to, or halls and stairs of said premises, nor allow the same to be obstructed or encumbered in any manner.
     11th. The Tenant shall neither place, or cause or allow to be placed, any sign or signs of any kind whatsoever at, in or about the entrance to said premises or any other part of same, except in or at such place or places as may be indicated by the Landlord and consented to by the Landlord in writing. And in case the Landlord or the Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint the said premises or the building wherein same is situated or make any other repairs, alterations or improvements in or upon said premises or building or any part thereof, the Landlord shall have the right to do so, providing the same be removed and replaced at the Landlord's expense, whenever the said repairs, alterations or improvements shall be completed.
     12th., That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or Bow from or into any part of said building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of the Landlord.
     13th. That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to reenter the said premises, and the same to have again, re-possess and enjoy. The said Tenant hereby expressly waives the service of any notice in writing of intention to re-enter.
     14th. That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may, be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute without cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute such instrument shall entitle the Landlord, or the Landlord's assigns and legal representatives to the option of canceling this lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.
     15th. The Tenant has this day deposited with the Landlord the sum of $ 2 , 500 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant's part to be performed, which said sum shall be returned to the Tenant after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.
     16th. That the security deposited under this lease shall not be mortgaged; assigned or encumbered by the Tenant without the written consent of the Landlord.

     17th. It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there be filed against Tenant a petition in bankruptcy or arrangement, or Tenant be adjudicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.
     18th. Tenant shall pay to Landlord the rent or charge, which may, during the demised term, be assessed or imposed for the water used or consumed in or on the said premises, whether determined by meter or otherwise, as soon as and when the same may be assessed or imposed, and will also pay the expenses for the setting of a water meter in the said premises should the latter be required. Tenant shall pay Tenant's proportionate part of the sewer rent or charge imposed upon the building. All such rents or charges or expenses shall be paid as additional rent and shall be added to the next month's rent thereafter to become due.
     19th. That the Tenant will not nor will the Tenant permit undertenants or other persons to do anything in said premises, or bring anything into said premises, or permit anything to be brought into said premises or to be kept therein, which will in any way increase the rate of fire insurance on said demised premises, nor use the demised premises or any part thereof, nor suffer or permit their use for any business or purpose which would cause an increase in the rate of fire insurance on said building, and the Tenant agrees to pay on demand any such increase.
     20th. The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.
     21st. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant.
     22nd. 11 after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event, the :raid fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

     23rd. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected if any, shall become due and payable in monthly payments during the remainder cf the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained; and it is Mutually agreed between Landlord and Tenant that the respective parties hereto shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the Tenant's use or occupancy of said premises, and/or any claim of injury or damage.
     24th. The Tenant waives all rights to redeem under any law of the State of New York.
     25th. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment 2r fixtures if Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.
     26th. No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for.- the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shad be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

     27th. Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy or because a prior Tenant or any other person is wrongfully holding over or is in wrongful possession, or for any other reason. The rent shall not commence until possession is given or is available, but the term herein shall not be extended.

  1. Tenant to pay one month security $2,500

    2. All utilities are included Heat, Electric, Water, Insurance. "
    3. Lease is personally guaranteed by Mr George Lasako.

     And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

     And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

     In Witness Whereof, the parties have interchangeably set their hands and seals (or caused these presents to be signed by their proper corporate officers and caused their proper corporate seal to be hereto affixed) this day of 19

Signed', sealed and delivered
in the presence of
[GRAPHIC OMITTED]
...i!!'=....... L. S.
Cornelia Associates
Arthur Santopietro Pres.
...... _...... _.............................. _......L. S.
[GRAPHIC OMITTED]
.. _._.._.................... _......._.......L. S.
George Lasako, Pres.
TWO THOUSAND AND ONE, INC.

EX. 10.3                     Design and Hosting Agreement with Navarco, Inc.


                                  NAVARCO, INC.
                                554 Henry Street
                               Brooklyn, NY 11231

                                22 November 2000




 George Lasako, President Two Thousand & One, Inc. 5 Morningstar Road Staten Island, NY 10302




Mr. Lasako

     The purpose of this letter is to set forth our mutual intentions with respect to a proposed bid for services (the "Proposal") in which Navarco, Inc., a New York corporation ("Navarco"'), shall provide third party hosting, database design & maintenance, and web-site front & back-end design services to Two Thousand & One, Inc., a New York corporation ("Two Thousand & One") .

     We propose that the principal terms of the Proposal would include without limitation the following:

     I. The Proposal. The services Two Thousand & One has requested of Navarco with respect to creation of a Wall-Street" trading game for the Internet, to be hosted and maintained by Navarco and its affiliates are as follows along with costs requirements:

          Web-Site design (front-end)                 $25,000 00
          Web-Site design (back-end) :                $50,000.00
          Database maintenance per
          hour average of 10hrs/mo:                   $300.00/hr
          Third-party Site hosting:                   $1,400.00/mo

     2. Exclusive Dealing Rights In order to induce Navarco to commit the resources, to forego other potential business opportunities Two Thousand & One agrees that Navarco shall have the exclusive right to negotiate with Two Thousand & One regarding the Proposal, which exclusive negotiating rights shall expire on (March 1, 2001) (the "Exclusivity Period"). In connection with the foregoing, Two Thousand & One shall, from and after the date hereof and through the Exclusivity Period, refrain from taking any action intended to encourage discussions or providing information regarding the business of Two Thousand & One with any person or entity other than Navarco regarding the Proposal or the Business Agreement.

     3. confidentiality Non competition. In connection with the negotiation and further structuring of the Proposal and preparation of the Business Agreement and related documentation, Two Thousand & One agrees that it will make available to Navarco all information as such party may reasonably request. All such information which is non-public when received (other than information which the recipient proves (i) becomes generally available to the public other than as a result of a breach of this provision, (ii) was known on a non-confidential basis prior to its disclosure or (iii) becomes available on a non-confidential basis) will be held in confidence, other than-as-may be required by law, and shall not be used for the direct or indirect benefit of the receiving party except for the purpose of evaluating the Proposal.

     4. Governing Law; Consent to Jurisdiction. The parties agree that this letter, the Business Agreement and the respective rights and duties and obligations hereunder and thereunder shall be governed and construed in accordance with the laws of the State of (New York) without giving effect to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of (New York Supreme Court, New York County, or United States District Court for the Southern District of New York), and any appellate court thereof,, in any action or proceeding arising out of or relating to this letter and the Purchase Agreement and any of the Proposals contemplated hereby and thereby, and each of the parties hereto hereby irrevocably and
Unconditionally agrees that all claims fn respect of any such action or proceedings may be heard and determined in any such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent any of them may legally and effectively do so, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this letter, the Purchase Agreement or any of the Proposals contemplated hereby or thereby in (New York Supreme Court, New York County, or United States District Court for the Southern District of New York). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     5. Prior Agreements. The agreements contained in this letter supersede all prior agreements relating to the subject matter hereof.

     6. counterparts. This letter may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

     If the forgoing terms and conditions are acceptable to you, please indicate by signing this letter and returning it to the attention of Navarco.


Very truly yours,


                               Navarco, Inc. 554 Henry Street Brooklyn, NY 11231

                               Raymond T. Brown IT Chairman & CEO


          AGREED TO AND ACCEPTED:


          Two Thousand & One, Inc. 5 Morningstar Road Staten Island, NY 10302 Z

               [GRAPHIC OMITTED]


          George Lasako
          President

EXHIBIT 24.1

                               CONSENT OF COUNSEL

March 8, 2002


Two Thousand and One, Inc.
5 Morningside Road,
Staten Island, NY 10302

Gentlemen:

     I hereby consent to the reference to me under the heading "Legal Opinions" in the Prospectus constituting part of the registration statement on Form SB-2 of Two Thousand and One, Inc.

Very truly yours,


 /s/ James C. Jones


JAMES C. JONES, ESQ. JCJ: bt

EXHIBIT 24.2


CONSENT OF CERTIFIED PUBLIC ACCOUNTANT



     We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated February 15, 2002, related to the financial statements of Two Thousand and one, Inc. We also consent to the reference to our firm under the caption 'experts' in the prospectus.







Bloom & Company, LLP
s/Bloom and Company
Hempstead, New York
Date